UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

AVID BIOSERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2023

Annual Meeting of Stockholders

Notice and Proxy Statement

October 23, 2023

10:00 a.m. (Pacific time)

AVID BIOSERVICES, INC.

Dear Fellow Stockholders,

We are pleased to invite you to attend the 2023 annual meeting of stockholders of Avid Bioservices, Inc. to be held on October 23, 2023, at 10:00 a.m., Pacific time, exclusively online via the internet as a virtual web conference at www.virtualshareholdermeeting.com/CDMO2023. The meeting will be held for the following purposes:

(1)	To elect seven directors to serve on our Board of Directors until our 2024 annual meeting of stockholders, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal;

(2)	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending April 30, 2024;

(3)	To approve, by an advisory vote, a non-binding resolution approving the compensation of the Company’s named executive officers, as described in this Proxy Statement under “Compensation Discussion and Analysis” and “Executive Compensation”;

(4)	To approve, by an advisory vote, the frequency of holding future advisory votes on the compensation of our named executive officers; and

(5)	To conduct any other business properly brought before the 2023 annual meeting and any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on August 25, 2023 as the record date for the 2023 annual meeting. Only stockholders of record on August 25, 2023 are entitled to notice of and to vote at the 2023 annual meeting. Further information about voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

We have determined that the 2023 annual meeting will be held in a virtual format only via the Internet. You will be able to participate in the 2023 annual meeting online by visiting www.virtualshareholdermeeting.com/CDMO2023. You will also be able to vote your shares electronically at the 2023 annual meeting.

On or about September 8, 2023, we expect to mail our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our annual report. The Notice also provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at www.proxyvote.com.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the 2023 annual meeting online, we urge you to submit your vote via the Internet, telephone or mail as soon as possible so that your shares can be voted at the 2023 annual meeting in accordance with your instructions.

Very truly yours,

/s/ Joseph Carleone Joseph Carleone, Ph.D., Chairman of the Board of Directors

Notice of Annual Meeting of Stockholders

To the Stockholders of Avid Bioservices, Inc.:

You are invited to attend the 2023 Annual Meeting of Stockholders, which we refer to as the “Annual Meeting”, of Avid Bioservices, Inc., a Delaware corporation, which we refer to as “we,” “us,” “our,” the “Company” and “Avid,” on October 23, 2023, at 10:00 a.m., Pacific time. The Annual Meeting will be held exclusively online via the Internet as a virtual web conference at www.virtualshareholdermeeting.com/CDMO2023, for the following purposes:

(1)	To elect seven directors to serve on our Board of Directors until our 2024 annual meeting of stockholders, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal;

(2)	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending April 30, 2024;

(3)	To approve, by an advisory vote, a non-binding resolution approving the compensation of the Company’s named executive officers, as described in this Proxy Statement under “Compensation Discussion and Analysis” and “Executive Compensation”;

(4)	To approve, by an advisory vote, the frequency of holding future advisory votes on the compensation of our named executive officers; and

(5)	To conduct any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.

The record date for the Annual Meeting is August 25, 2023. Only stockholders of record at the close of business on that date may vote at the Annual Meeting and at any adjournment or postponement thereof. If your brokerage firm, bank, broker-dealer, trustee or other nominee is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. We recommend that you instruct your brokerage firm, bank, broker-dealer, trustee or other nominee, by following those instructions, to vote FOR all the nominees named in Proposal No. 1, FOR Proposal Nos. 2 and 3 and FOR “ONE YEAR” for Proposal No. 4. A list of our stockholders as of the close of business on August 25, 2023 will be available for inspection during business hours for ten days prior to the Annual Meeting at our principal executive offices located at 14191 Myford Road, Tustin, California 92780.

The accompanying Proxy Statement provides detailed information about the matters to be considered at the Annual Meeting. It is important that your voice be heard and your shares be represented at the Annual Meeting whether or not you are personally able to virtually attend. Even if you plan to attend the Annual Meeting online, we urge you to submit your vote via the Internet, telephone or mail as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions.

Our Board of Directors UNANIMOUSLY RECOMMENDS VOTING FOR THE ELECTION OF EACH OF THE SEVEN NOMINEES NAMED IN PROPOSAL NO. 1, FOR PROPOSAL NOS. 2 AND 3 AND FOR “ONE YEAR” FOR PROPOSAL NO. 4.

Please note that, even if you plan to attend the Annual Meeting online, we recommend that you vote via the Internet, telephone or mail prior to the Annual Meeting to ensure that your shares will be represented.

Regardless of the number of shares of Common Stock of the Company that you own, your vote is important. Thank you for your continued support, interest and investment in Avid.

Very truly yours,

By order of the Board of Directors,

/s/ Mark R. Ziebell
Mark R. Ziebell,
Vice President, General Counsel and Corporate Secretary

Tustin, California

August 28, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON OCTOBER 23, 2023: THE PROXY STATEMENT FOR THE ANNUAL MEETING AND THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 30, 2023 ARE AVAILABLE FREE OF CHARGE AT WWW.PROXYVOTE.COM.

On or about September 8, 2023, the Notice of Annual Meeting of Stockholders and the attached Proxy Statement will be made available to stockholders of record as of August 25, 2023.

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AVID BIOSERVICES, INC.

Proxy Statement For Annual Meeting Of Stockholders

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Avid Bioservices, Inc., a Delaware corporation, to be used at the 2023 Annual Meeting of Stockholders of the Company, which we refer to as the “Annual Meeting”, and which will be on October 23, 2023, at 10:00 a.m., Pacific time, and at any adjournment or postponement thereof. The Annual Meeting will be held exclusively online via the Internet as a virtual web conference at www.virtualshareholdermeeting.com/CDMO2023. Only stockholders of record at the close of business on August 25, 2023, which we refer to as the “record date”, will be entitled to vote at the Annual Meeting. The Notice of Internet Availability of Proxy Materials, which we refer to as the “Notice”, containing instructions on how to access this Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended April 30, 2023, which we refer to as the “Annual Report”, is first being mailed to stockholders of record as of August 25, 2023 on or about September 8, 2023.

Holders of our common stock, $0.001 par value per share (“Common Stock”), at the close of business on August 25, 2023 will be entitled to vote at the Annual Meeting. As of the date of August 25, 2023, 63,112,934 shares of our Common Stock were issued and outstanding and entitled to vote. Stockholders are entitled to one vote for each share of Common Stock held. A majority, or 31,556,468, of these shares, present in person or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business.

The Notice of Annual Meeting of Stockholders, this Proxy Statement, the proxy card and the Annual Report are also available at www.proxyvote.com. Web links and addresses contained in this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

All references in this Proxy Statement to “Avid”, the “Company”, “we”, “us” and “our” refer to Avid Bioservices, Inc. References to the “Board of Directors” or “Board” refer to the Board of Directors of Avid.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

How do I attend the virtual Annual Meeting?

To participate in the virtual Annual Meeting, visit www.virtualshareholdermeeting.com/CDMO2023 on October 23, 2023 and enter your 16-digit control number included on your proxy card, your Notice of Internet Availability, or the instructions included with your proxy materials. The meeting will begin promptly at 10:00 a.m., Pacific time, on October 23, 2023. Online access will begin fifteen (15) minutes prior to the start of the meeting. If you are unable to locate your 16-digit control number, you will be able to login as a guest. However, if you login as a guest, you will not be able to vote your shares or ask questions during the meeting.

The virtual meeting platform is supported across most Internet browsers and devices (desktop computers, laptop computers, tablets, and smart phones) running updated versions of applicable software and plugins. Stockholders should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Stockholders should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

Can I ask a question at the virtual Annual Meeting?

Yes, you will be able to submit questions electronically during the Annual Meeting by using the “Ask a Question” field during the webcast if you have logged in using your control number on your proxy card or Notice of Internet Availability. After entering your 16-digit control number, you may also submit a question prior to the meeting on the voting website at www.proxyvote.com by selecting the “Question for Management” field.

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During the live question and answer session of the meeting, members of our executive leadership team will answer questions as they come in, as time permits. To ensure the meeting is conducted in a manner that is fair to all stockholders, the Chair of the meeting (or such other person designated by our Board), may exercise broad discretion in recognizing stockholders who wish to participate, the order in which questions are asked and the amount of time devoted to any one question. However, we reserve the right to edit or reject questions we deem profane or otherwise inappropriate. During the meeting, details for submitting written questions will be available at www.virtualshareholdermeeting.com/CDMO2023.

What do I do if I have technical difficulties during the virtual Annual Meeting?

If you have any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting login page.

Why am I receiving these materials?

At the Annual Meeting, the Company asks you to vote on four proposals:

Proposal No. 1: to elect seven directors to serve on our Board of Directors until our 2024 annual meeting of stockholders, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal;

Proposal No. 2: to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending April 30, 2024;

Proposal No. 3: to approve, by an advisory vote, a non-binding resolution approving the compensation of the Company’s named executive officers, as described in this Proxy Statement under “Compensation Discussion and Analysis” and “Executive Compensation”; and

Proposal No. 4: to approve, by an advisory vote, the frequency of holding future advisory votes on the compensation of our named executive officers.

The Board may also ask you to participate in the transaction of any other business that is properly brought before the Annual Meeting in accordance with the provisions of our Restated Certificate of Incorporation (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”).

You are receiving this Proxy Statement as a stockholder of the Company as of August 25, 2023, the record date for purposes of determining the stockholders entitled to receive notice of and vote at the Annual Meeting. As further described below, we request that you promptly vote via the Internet, telephone or mail.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING FOR THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON PROPOSAL NO. 1, FOR PROPOSAL NOS. 2 AND 3 AND FOR “ONE YEAR” ON PROPOSAL NO. 4.

Who is soliciting my vote?

In this Proxy Statement, the Board is soliciting your vote.

Will there be any other items of business on the agenda?

If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card concerning those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. Our Board of Directors does not intend to bring any other matters to be voted on at the Annual Meeting, and we are not currently aware of any matters that may be properly presented by others for consideration at the Annual Meeting.

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How does the Board recommend that I vote?

The Board unanimously recommends that you vote as follows:

•	FOR the election of all seven board nominees;

•	FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending April 30, 2024;

•

FOR the approval, by an advisory vote, of a non-binding resolution approving the compensation of the Company’s named executive officers, as described in this Proxy Statement under “Compensation Discussion and Analysis” and “Executive Compensation”; and

•	FOR ONE YEAR (an annual vote) for the frequency of the advisory vote to approve the compensation of our named executive officers.

Who can vote?

Holders of our Common Stock at the close of business on August 25, 2023, the record date, may vote at the Annual Meeting. At the close of business on that date, there were 63,112,934 shares of our Common Stock outstanding and entitled to vote.

Is my vote confidential?

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the record date, your shares were registered directly in your name, then you are the stockholder of record for these shares. As the stockholder of record, you may vote either online at the Annual Meeting or by proxy.

Beneficial Owners: Shares Registered in “Street Name”. If, at the close of business on the record date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your brokerage firm, bank, broker-dealer, trustee or other nominee how to vote your shares by following the voting instructions your brokerage firm, bank, broker-dealer, trustee or other nominee provides. If you do not provide your brokerage firm, bank, broker-dealer, trustee or other nominee with instructions on how to vote your shares, your brokerage firm, bank, broker-dealer, trustee or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Please see “Will my shares be voted if I do nothing?” for additional information.

Why did I receive a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and our Annual Report, primarily via the Internet. Stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.

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How do I vote?

If you are the record holder of your stock, you can vote in the following ways:

•	By Internet or Telephone: To vote via the Internet or by telephone, follow the instructions provided in the Notice of Internet Availability of Proxy Materials. If you vote via the Internet or by telephone, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern time, on October 22, 2023. Alternatively, you may request a printed proxy card by telephone at 1-800-579-1639, over the Internet at www.proxyvote.com, or by email at sendmaterial@proxyvote.com.

•	By Mail: If you received proxy materials by mail, you can vote by submitting a proxy by mail by marking, dating, signing and returning the proxy card in the postage-paid envelope. Your proxy must be received no later than October 22, 2023.

Shareholders of record and beneficial owners will be able to vote their shares electronically during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CDMO2023. You will need your control number included on your notice or proxy card in order to be able to vote during the Annual Meeting. However, even if you plan to participate in the Annual Meeting online, we recommend that you vote by proxy so that your votes will be counted if you later decide not to participate in the Annual Meeting.

How do I vote if my common shares are held in “street name”?

If you hold your shares beneficially in street name through a nominee (such as a brokerage firm, bank, broker-dealer or trustee), you may be able to complete your proxy and authorize your vote by proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

If you do not provide voting instructions to your brokerage firm, bank, broker-dealer, trustee or other nominee holding shares of our Common Stock for you, your shares will not be voted with respect to Proposal Nos. 1 (election of directors), 3 (advisory vote to approve executive compensation) and 4 (advisory vote to approve the frequency of holding future advisory votes on executive compensation), as brokerage firms, banks, broker-dealers or other nominees do not have discretion to vote on non-routine matters. We therefore encourage you to provide voting instructions on a proxy card or a provided voting instruction form to the brokerage firm, bank, broker-dealer, trustee or other nominee that holds your shares by carefully following the instructions provided in their notice to you.

Electronic voting will be possible during the meeting for anyone who wants to vote during the meeting. If you hold your shares in street name, you must request a legal proxy from your bank or broker to vote during the meeting.

How many votes do I have?

Stockholders are entitled to one vote per proposal for each share of Common Stock held.

How will my shares of Common Stock be voted?

The shares of Common Stock represented by any proxy card which is properly executed and received by the Company prior to or at the Annual Meeting will be voted in accordance with the specifications you make thereon. Where a choice has been specified on the proxy card with respect to the proposals, the shares represented by the proxy will be voted in accordance with the specifications. If you return a validly executed proxy card without indicating how your shares should be voted on a matter and you do not revoke your proxy, your proxy will be voted: FOR the election of each of the seven named director nominees set forth on the proxy card (Proposal No. 1); FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending April 30, 2024 (Proposal No. 2); FOR the approval, by an advisory vote, of a non-binding resolution approving the compensation of the Company’s named executive officers, as described in this Proxy Statement under “Compensation Discussion and Analysis” and “Executive Compensation” (Proposal No. 3); and FOR ONE YEAR on the frequency of the advisory vote to approve the compensation of our named executive officers (Proposal No. 4).

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What vote is required with respect to the proposals?

Proposal No. 1, the election of seven directors to our Board, will require approval of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote, meaning that the director nominees receiving the highest numbers of “for” votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, will be elected. As a result, the seven director nominees receiving the most “for” votes at the Annual Meeting will be elected. The proxy card enables a stockholder to vote “FOR” or “WITHHOLD” from voting as to each person nominated by the Board.

Proposal Nos. 2 and 3 will be decided by the affirmative vote of a majority of the stock represented and entitled to vote at the Annual Meeting. A stockholder may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Nos. 2 and 3 and for “One Year” (annual vote), “Two Years” (biennial vote), “Three Years” (triennial vote) or ABSTAIN on Proposal No. 4. Each of Proposal Nos. 2 and 3 will pass if the total votes cast “for” a given proposal exceed the total number of votes cast “against” such given proposal. For Proposal No. 4, the option (one year, two years or three years) receiving the greatest number of votes will be considered the frequency recommended by stockholders.

What is the effect of abstentions and broker non-votes on voting?

Abstentions and broker “non-votes” are included in the determination of the number of shares present at the Annual Meeting for quorum purposes. Abstentions will count as a vote against the proposals, other than for the election of directors (Proposal No. 1) and the frequency of the advisory vote to approve the compensation of our named executive officers (Proposal No. 4). Abstentions will not have an effect on the election of directors or the frequency of the advisory vote to approve the compensation of our named executive officers because directors are elected and the frequency is selected by a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Broker “non-votes” are not counted in the tabulations of the votes cast or present at the Annual Meeting and entitled to vote on any of the proposals and therefore will have no effect on the outcome of the proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. At the Annual Meeting, nominees will not have discretion to vote on Proposal Nos. 1 (election of directors), 3 (advisory vote to approve executive compensation) or 4 (frequency of the advisory vote to approve the compensation of our named executive officers), but will have discretion to vote on Proposal No. 2 (ratification of appointment of independent registered public accounting firm).

We encourage you to provide voting instructions on the proxy card or a provided voting instruction form to the brokerage firm, bank, broker-dealer, trustee, or other nominee that holds your shares by carefully following the instructions provided in their notice to you. Electronic voting will be possible during the meeting for anyone who wants to vote during the meeting. If you hold your shares in “street name”, you must request a legal proxy from your bank or broker to vote during the meeting.

Who is paying for this proxy solicitation?

We will bear the costs of soliciting proxies for the Annual Meeting. These costs will include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials to stockholders of record and beneficial owners, and reimbursements paid to brokerage firm, bank, broker-dealer, trustee or other nominee for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining beneficial owner’s voting instructions. In addition to soliciting proxies by mail, our directors, officers and employees may solicit votes, without additional compensation, personally, by telephone, or by other appropriate means.

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If I have already voted by proxy against the proposals, can I still change my mind?

Yes. You may change your vote at any time prior to the taking of the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (ii) providing a written notice of revocation to our corporate secretary at Avid Bioservices, Inc., 14191 Myford Road, Tustin, California 92780, Attn: Corporate Secretary, prior to your shares being voted, or (iii) attending the Annual Meeting online and voting online as instructed above. Attendance at the virtual meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you hold your shares in “street name”, you must request a legal proxy from your bank or broker to vote during the meeting. We strongly urge you to vote by proxy FOR each of the seven nominees named in Proposal No. 1 and FOR Proposal Nos. 2 and 3 and for ONE YEAR on Proposal No. 4. Only your latest dated proxy will count at the Annual Meeting.

Will my shares be voted if I do nothing?

If your shares of our Common Stock are registered in your name, you must sign and return a proxy card in order for your shares to be voted, unless you vote over the Internet or by telephone or attend the virtual Annual Meeting and vote online.

If your shares of Common Stock are held in “street name,” that is, held for your account by a brokerage firm, bank, broker-dealer, trustee or other nominee, and you do not instruct your brokerage firm, bank, broker-dealer, trustee or other nominee how to vote your shares, then your brokerage firm, bank, broker-dealer, trustee or other nominee will determine if it has discretion to vote on each matter. Brokerage firms, banks, broker-dealers, trustees or other nominees do not have discretion to vote on non-routine matters. Proposal Nos. 1 (election of directors), 3 (advisory vote to approve executive compensation) and 4 (frequency of the advisory vote to approve the compensation of our named executive officers) are considered to be non-routine matters, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is considered a routine matter. As a result, if you do not provide voting instructions to your brokerage firm, bank, broker-dealer, trustee or other nominee, then your brokerage firm, bank, broker-dealer, trustee or other nominee may not vote your shares with respect to Proposal Nos. 1, 3 or 4, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. 2. For additional information regarding broker non-votes, see “What is the effect of abstentions and broker non-votes on voting?” above.

If your shares of our Common Stock are held in “street name,” your brokerage firm, bank, broker-dealer, trustee or nominee has enclosed a proxy card or voting instruction form with this Proxy Statement. We strongly encourage you to authorize your brokerage firm, bank, broker-dealer, trustee or other nominee to vote your shares by following the instructions provided on the proxy card or voting instruction form. If you hold your shares in “street name”, you must request a legal proxy from your bank or broker to vote during the meeting.

We strongly urge you to vote by proxy FOR each of the seven nominees in Proposal No. 1 and FOR Proposal Nos. 2 and 3 and FOR ONE YEAR on Proposal No. 4 by marking, dating, signing and returning the proxy card today in the envelope provided. You may also vote by proxy over the Internet using the Internet address on the proxy card or by telephone using the toll-free number on the proxy card. If your shares are held in “street name,” you should follow the instructions on your proxy card or voting instruction form provided by your brokerage firm, bank, broker-dealer, trustee or other nominee and provide specific instructions to your brokerage firm, bank, broker-dealer, trustee or other nominee to vote as described above.

What constitutes a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Bylaws and Delaware law. A majority of the issued and outstanding shares of Common Stock, present in person or represented by proxy, and entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld, abstentions and broker non-votes will be counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. In the absence of a quorum, the Annual Meeting may be adjourned by a majority of the shares entitled to be vote present in person or by proxy.

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What is “Householding” of Annual Meeting materials?

Some “street name” holders may be “householding” our proxy statements and annual reports. This means that only a single copy of our Proxy Statement and Annual Report to stockholders may have been sent to two or more stockholders sharing the same address. We will promptly deliver a separate copy of either document to you if you call or write us at our principal executive offices, 14191 Myford Road, Tustin, California, 92780, Attn: Investor Relations, telephone: (800) 987-8256. If you would like to receive separate copies of the Proxy Statement or Annual Report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, please notify your brokerage firm, bank, broker-dealer, trustee or other nominee if your shares are held in “street name”, or you may contact us at the above address and telephone number.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Who will count the votes?

The votes will be counted, tabulated and certified by the inspector of elections for the Annual Meeting, who shall be duly appointed by the Board.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the 2024 annual meeting of stockholders, which we expect to hold on or about October 16, 2024, the proposal must be received at our principal executive offices at 14191 Myford Road, Tustin, California 92780, addressed to the Corporate Secretary, no later than May 11, 2024, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, if our 2024 annual meeting of stockholders is not held between September 23, 2024 and November 22, 2024, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials.

Stockholder business that is not intended for inclusion in our proxy materials may be brought before the 2024 annual meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Corporate Secretary at our principal executive offices at 14191 Myford Road, Tustin, California 92780, by not earlier than the close of business on June 25, 2024 and not later than the close of business on July 25, 2024. However, if the 2024 annual meeting of stockholders is not held between September 23, 2024 and November 22, 2024, the notice must be delivered no earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the 2024 annual meeting of stockholders or, if later, the 10th day following the day on which public disclosure of the date of the 2024 annual meeting of stockholders is made. All such notices must be submitted in accordance with the specific procedural requirements in our Bylaws and must include certain information with regard to the person submitting the proposal. Failure to comply with our Bylaw procedures and deadlines may preclude presentation of the proposal at our 2024 annual meeting of stockholders.

Whom should I call if I have questions about the Annual Meeting?

If you have any questions or if you need additional copies of the proxy materials, please call 1-800-690-6903 or log on to www.proxyvote.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON OCTOBER 23, 2023: THE PROXY STATEMENT FOR THE ANNUAL MEETING AND THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 30, 2023 ARE AVAILABLE FREE OF CHARGE AT WWW.PROXYVOTE.COM.

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Proposal No. 1:

Election of Directors

Seven directors are to be elected to Avid’s Board of Directors at the Annual Meeting. Proxies can only be voted for the number of nominees named in this Proxy Statement.

All directors are elected annually and serve until our next annual meeting of stockholders, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Our Board of Directors has proposed each of the following nominees for election as directors, each of whom is a current member of our Board of Directors and has consented to serve as a director for an additional term if elected: Esther M. Alegria, Ph.D, Joseph Carleone, Ph.D., Nicholas S. Green, Richard B. Hancock, Catherine J. Mackey, Ph.D., Gregory P. Sargen and Jeanne A. Thoma. The Board of Directors recommends that you vote FOR the election of each of our nominees to serve as a director of the Company until the next annual meeting, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director.

Vote Required

The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Thus, the seven nominees receiving the highest number of votes will be elected as directors at the Annual Meeting.

Considerations in Evaluating Director Nominees

The Corporate Governance Committee of the Board of Directors is directed under its charter to identify qualified individuals to become directors, and to recommend individuals it identifies to the Board of Directors for nomination. The Company’s Corporate Governance Guidelines establish criteria for membership on the Board. Under these criteria, the Corporate Governance Committee seeks to identify a diverse group of candidates for the Board. These candidates should possess strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially and be committed to representing the long-term interests of the stockholders. The Corporate Governance Committee considers all factors it deems appropriate, which may include tenure, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, executive compensation background, other relevant factors deemed relevant to creating a diverse Board. The Corporate Governance Committee does not assign specific weight to particular criteria and not all criteria apply to every candidate.

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Board Diversity Matrix

The table below provides an enhanced disclosure regarding the diversity of the members and nominees of our Board of Directors. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of August 15, 2023)
Board Size:
Total Number of Directors	7
	Male	Female	Non-Binary	Gender Undisclosed
Part I: Gender Identity
Number of directors base on gender identity	4	3
Part II: Demographic Background
African American or Black
Asian
Hispanic or Latinx		1
Native Hawaiian or Pacific Islander
White	4	2
Two or More Race or Ethnicities
LGBTQ+	1
Did not Disclose Demographic Background

Director Skills and Experience

We continually evaluate our director skillsets and expertise for alignment with Avid’s strategic goals. Our directors bring extensive experience in areas that are critical to the Company’s strategy and long-term success, such as CDMO business and operational experience, strategic planning and finance. Below we highlight the key skills and experiences of our director nominees that are critical to Avid’s success and which the Corporate Governance Committee considered when evaluating each director’s experience and qualifications to serve as a director. Each mark indicates a strength that was self-selected by each director. Additional information about each director’s background and business experience is provided below in the biographical information.

Key Skills & Experience
Director Nominee	CDMO Business and Operations Leadership	Public Company Board/CEO	Finance & Capital Markets	Strategic Planning and M&A	Risk Oversight	Human Resources and Executive Compensation	Commercial Sales & Marketing	Corporate Governance
Esther M. Alegria, Ph.D.	✓	✓		✓	✓		✓	✓
Joseph Carleone, Ph.D.	✓	✓	✓	✓	✓	✓	✓	✓
Nicholas S. Green	✓	✓	✓	✓			✓
Richard B. Hancock	✓	✓		✓	✓	✓		✓
Catherine J. Mackey, Ph.D.		✓		✓	✓	✓		✓
Gregory P. Sargen	✓	✓	✓	✓	✓			✓
Jeanne A. Thoma	✓	✓		✓	✓	✓	✓	✓

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Following its evaluation of the seven nominees, the Corporate Governance Committee voted to recommend the nominees to the Board of Directors as candidates for election to a new term in office. The Board believes that as a group the Board consists of a sufficiently diverse group in terms of experience, knowledge and abilities to allow the Board to fulfill its responsibilities to the stockholders and the Company. As such, and based in part on the Corporate Governance Committee’s evaluation and recommendation, the Board of Directors has concluded that it is in our best interest and the best interest of our stockholders for each of the proposed nominees to serve as a member of our Board of Directors.

Nominees

Information with respect to the number of shares of Common Stock beneficially owned by each director as of August 15, 2023 appears under the heading “Security Ownership of Certain Beneficial Owners, Directors and Management.” The name, age, years of service on our Board of Directors, and principal occupation and business experience of each director nominee is set forth below.

NOMINEE BIOGRAPHIES

Name and Age	Principal Occupation and Business Experience	Director Since
Esther M. Alegria, Ph.D. (age 65)	Dr. Alegria was appointed to the Board of Directors in June 2021. Dr. Alegria, who brings more than 29 years of experience in the biopharmaceuticals industry, currently serves as the chief executive officer of APIE Therapeutics, leading a team of seasoned industry experts focused on advancing novel treatments for systemic sclerosis towards clinical development. Prior to joining APIE, Dr. Alegria was president and senior executive biopharmaceutical advisor at Catalyst Excel & Advance, an advisory firm providing operational guidance to senior executives working to launch or advance biopharmaceutical companies. Prior to Catalyst, Dr. Alegria held positions of increasing responsibility at Biogen, Inc., most recently as senior vice president, global manufacturing, where she was responsible for the company's successful manufacturing operations in Denmark, Massachusetts and North Carolina. These facilities covered the production of large-scale drug substances, medical device assemblies, finished goods, and small-molecule manufacturing operations. Dr. Alegria has also held positions of increasing responsibility in the R&D department of Wyeth (now Pfizer), where she earned the company award for analytical technology in the development and launch of Prevnar. She holds a Ph.D. in chemistry from the University of Hawaii and an executive business management certification from Harvard Business School. Dr. Alegria also serves on the Board of Directors of STERIS, plc (NYSE:STE) and is a member of the Compliance and Technology and the Nominating and Governance Committees. The Board of Directors concluded that Dr. Alegria should serve as a director in light of her extensive operational and leadership experience in biopharma drug development, manufacturing and commercialization.	2021

Joseph Carleone, Ph.D. (age 77)	Dr. Carleone was appointed to the Board of Directors in November 2017, and currently serves as the non-executive Chairman of the Board. Dr. Carleone was Chairman of the Board of AMPAC Fine Chemicals LLC, a leading manufacturer of pharmaceutical active ingredients from 2015 to 2018. Prior to this position, Dr. Carleone was President, Chief Executive Officer and director of American Pacific Corporation, a leading custom manufacturer of fine and specialty chemicals and propulsion products. Dr. Carleone has also served or currently serves as an officer and/or a director of several directly or indirectly wholly-owned subsidiaries of American Pacific Holdings, LLC. Dr. Carleone received his bachelor’s degree in mechanical engineering from Drexel University, Philadelphia, Pennsylvania, in 1968; his master's degree in Applied Mechanics from Drexel University in 1970; and his doctorate degree in Applied Mechanics from Drexel University in 1972. Dr. Carleone has served as a director of Sensient Technologies, Inc. (NYSE:SXT) since 2014, and is currently the Lead Director of the Sensient Board and a member of the Audit and Scientific Advisory Committees. The Board of Directors concluded that Dr. Carleone should serve as a director in light of his operational, governance, management and scientific experience, including extensive executive management and leadership experience as Chief Executive Officer and as Chairman of a public corporation.	2017

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Name and Age	Principal Occupation and Business Experience	Director Since
Nicholas S. Green (age 59)	Mr. Green was appointed to the Board of Directors and as our President and Chief Executive Officer in July 2020. Mr. Green has more than 30 years of experience in the global pharmaceutical and healthcare services industry with significant expertise in the contract manufacturing of novel pharmaceutical products, having most recently served since April 2011 as the president and chief executive officer of Therapure Biopharma, a Canada-based biopharmaceutical company which includes Therapure Biomanufacturing. In this role, he oversaw the growth of Therapure’s CDMO business, while also leading the creation of Therapure’s proprietary plasma protein business, named Evolve. Prior to Therapure, Mr. Green held a number of senior management roles, most notably managing director of Nipa Laboratories Ltd., head of the life science division of Clariant International Ltd. in the USA, president and CEO of Rhodia Pharma Solutions Ltd. and president of Codexis, Inc.’s pharma division. Mr. Green holds a bachelor’s degree in chemistry from Queen Mary College in London and an MBA from the University of Huddersfield. The Board of Directors concluded that Mr. Green should serve as a director in light of his extensive operational and executive management experience in the CDMO industry.	2020

Richard B. Hancock (age 64)	Mr. Hancock was appointed to the Board of Directors in November 2017 and served as our interim President and Chief Executive Officer from May 2019 to July 2020. Mr. Hancock has worked in the biologic CDMO industry for over 30 years in various operational and executive roles, serving most recently as President and Chief Executive Officer of Althea Technologies, Inc., a large molecule CDMO producing a wide range of biologics, vaccines and parenteral products. In addition to Althea, Mr. Hancock has held senior management positions at The Immune Response Corporation, and Hybritech Inc. (now part of Eli Lilly & Company), and he is currently the Executive Chairman of Argonaut Manufacturing Services, Inc., a privately-owned CDMO focused on the biotechnology and life sciences industries. Mr. Hancock has served on the Board of Directors of Tempo Therapeutics, a privately-held company focused on cell therapy and vaccine technology, since 2016 and as Executive Chairman of BioCina, a CDMO, focused on the development and cGMP manufacture of microbial-based therapeutics since January 2022. Mr. Hancock received a B.A. in Microbiology from Miami University. The Board of Directors concluded that Mr. Hancock should serve as a director in light of his extensive operational and executive management experience in the CDMO industry.	2017

Catherine J. Mackey, Ph.D. (age 67)	Dr. Mackey was appointed to the Board of Directors in July 2019. Dr. Mackey is an experienced leader, director and advisor with more than 30 years of research and development and operations experience in the pharmaceutical, biotechnology and agricultural industries. Currently she serves on the Boards of IDEAYA Biosciences (NASDAQ:IDYA) and Voyager Therapeutics (NASDAQ:VYGR). Previously, she served on the Boards of Directors of COUR, Trillium Therapeutics, Poseida Therapeutics, GW Pharma, Evolve Biosystems, Sequenom, Viventia Bio, YM Biosciences, and Althea Technologies. Dr. Mackey previously served as Senior Vice President of Pfizer Worldwide Research and Development and Director of Pfizer's La Jolla Laboratories, where she built Pfizer La Jolla into one of Pfizer's main pharmaceutical research and development sites with over 1,000 employees and a robust drug pipeline. Prior to that role, she served as head of Strategic Alliances and Genomic and Proteomic Sciences for Pfizer. Dr. Mackey spent the first part of her career in agricultural biotechnology, including as Vice President of DEKALB Genetics, Inc., an international researcher, producer, and marketer of seed. Dr. Mackey received her B.S. and Ph.D. degrees in microbiology from Cornell University. The Board of Directors concluded that Dr. Mackey should serve as a director in light of her extensive operational and executive management experience in the global pharmaceutical industry and public company board and committee experience.	2019

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Name and Age	Principal Occupation and Business Experience	Director Since
Gregory P. Sargen (age 58)	Mr. Sargen was appointed to the Board of Directors in November 2017. Mr. Sargen most recently served as Chief Financial Officer and Executive Vice President, Corporate Development and Strategy of Cambrex Corporation (NYSE:CBM) (“Cambrex”), a global manufacturer and provider of services to life sciences companies, from 2007 until early 2020, when Cambrex was acquired by a private equity company. Mr. Sargen previously served as Executive Vice President, Corporate Development and Strategy, Chief Financial Officer, and Vice President, Finance of Cambrex. Prior to Cambrex, Mr. Sargen served as Executive Vice President, Chief Financial Officer of Expanets, Inc., Vice President of Finance – Chemicals Manufacturing Division of Fisher Scientific International Inc. (n/k/a Thermo Fisher Scientific Inc.) (NYSE:TMO), and held positions with Merck & Co., Inc. (NYSE:MRK), Heat and Control, Inc. and Deloitte & Touche LLP. Mr. Sargen also serves on the board of Protara Therapeutics (NASDAQ:TARA), a drug development company, Kindeva Drug Delivery LLC, a privately held company focused on complex drug delivery solutions, Veranova, a privately held contract development and manufacturer of small molecule active pharmaceutical ingredients, and Umoja Biopharma, a privately held biotechnology company. Mr. Sargen serves as chairman of the Audit Committee for each of the foregoing companies. Mr. Sargen is a Certified Public Accountant (non-practicing) and holds an MBA in Finance from The Wharton School of the University of Pennsylvania and a B.S. in Accounting from Pennsylvania State University.	2017

Jeanne A. Thoma (age 63)	Ms. Thoma was appointed to the Board of Directors in December 2020. Ms. Thoma is a seasoned pharmaceutical industry executive with more than 30 years of experience spanning product development and commercialization, as well as operations and supply chain management. She most recently served as president and chief executive officer of SPI Pharma Inc., a global pharmaceuticals ingredients company and an innovative solutions provider of ingredients and drug delivery systems. Prior to SPI, Ms. Thoma held positions of increasing responsibility at Lonza AG, a Switzerland-based CDMO and Life Science company, most recently as president and chief operating officer of the microbial control business sector. Before joining Lonza, she spent 14 years within the pharma solutions business at BASF Corporation, during which she held various leadership positions in the areas of sales, marketing and operations. Ms. Thoma is currently a member of the board of directors of ANI Pharmaceuticals (NASDAQ:ANIP), and is a member of its Audit and Finance Committee and Compensation Committee, Nanoform Finland Plc (HEL:NANOFH) and is a member of its Audit and Compensation Committee and Pharmathen S.A., a private company where she is the chair of the Nomination and Compensation committee. Ms. Thoma was formerly a member of the board of directors of Vectura Group plc. (LSE:VEC). Ms. Thoma holds a B.S. from Montclair State University and an M.B.A. from Fairleigh Dickinson University. The Board of Directors concluded that Ms. Thoma should serve as a director in light of her extensive executive leadership experience in the pharmaceutical industry.	2020

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE SEVEN NOMINEES NAMED ABOVE IN THIS PROPOSAL NO. 1.

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Corporate Governance

Our Board of Directors strongly believes in good corporate governance policies and practices. We expect to continue to seek and implement those corporate governance practices that we believe will promote a high level of performance from our Board of Directors, officers and employees. This section describes key corporate governance guidelines and practices that our Board of Directors has adopted. Copies of the following corporate governance documents are posted on our website at http://ir.avidbio.com/corporate-governance: (1) Code of Business Conduct and Ethics; (2) Amended and Restated Charter of the Compensation Committee of the Board of Directors; (3) Charter of the Audit Committee of the Board of Directors; (4) Charter of the Corporate Governance Committee of the Board of Directors; and (5) Corporate Governance Guidelines. If you would like a printed copy of any of these corporate governance documents, please send your request to Avid Bioservices, Inc., Attention: Corporate Secretary, 14191 Myford Road, Tustin, California 92780.

Board of Directors

Our business is managed under the direction of our Board of Directors pursuant to the General Corporation Law of the State of Delaware and our Bylaws. Our Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance. Among the primary responsibilities of our Board of Directors is the oversight of the management of our Company. Our directors remain informed of our business and management activities by reviewing documents provided to them before each meeting of the Board of Directors and by attending presentations made by our Chief Executive Officer and other members of management. The Board of Directors held four meetings during the fiscal year ended April 30, 2023. Each incumbent director attended at least seventy-five percent (75%) of the meetings of the Board and of the committees on which he or she served during the fiscal year ended April 30, 2023. In addition, members of the Board of Directors have access to our books, records and reports and independent auditors and advisors. Members of our management frequently interact with and are at all times available to our Board of Directors.

Director Independence

Under NASDAQ Listing Rule 5605(a)(2), a director will not be considered an “independent director” if such director at any time during the past three years was an employee of the Company, or if a director (or a director’s family member) accepted compensation from the Company (other than compensation for board or committee service) in excess of $120,000 during any twelve consecutive month period within the three years preceding the determination of independence. In addition, a director will not qualify as an “independent director” if, in the opinion of our Board of Directors, that person has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has affirmatively determined, after considering all of the relevant facts and circumstances, that all of the directors, other than Nicholas S. Green our President and Chief Executive Officer, are independent from our management under the standards set forth in the Company’s Corporate Governance Guidelines, which incorporates the independence standards required by Listing Rule 5605(a)(2) of The Nasdaq Stock Market. This means that none of the independent directors have any direct or indirect material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.

Our Audit, Compensation and Corporate Governance Committees are composed entirely of independent directors as required by applicable SEC and NASDAQ rules, including Rule 10A-3 under the Exchange Act. In addition, there are no family relationships among any of the directors or executive officers of the Company. Further, each member of our Compensation Committee is a “non-employee director” under Section 16 of the Exchange Act.

Meetings of Independent Directors

The independent members of our Board of Directors have a practice of meeting in executive sessions without the presence of any members of Avid’s management. In accordance with the Corporate Governance Guidelines, the independent members of the Board of Directors are generally scheduled to meet in executive session each time the Board of Directors holds its regularly scheduled meetings and otherwise as needed.

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Committees of Our Board of Directors

The Board of Directors has three standing committees: the Compensation Committee, the Audit Committee, and the Corporate Governance Committee. Each of the three committees maintains a written charter approved by the Board of Directors. Current copies of all of our committees’ charters are available on our website at http://ir.avidbio.com/corporate-governance. The following is a summary of our three standing committees:

Compensation Committee. The primary purposes of the Compensation Committee of the Board of Directors are to: (i) establish the compensation policy of the Company; (ii) ensure that the compensation of the Board of Directors, Chief Executive Officer and other corporate officers of the Company enables it to attract and retain high-quality leadership and is consistent with such policy; (iii) review the performance of the Company’s Chief Executive Officer and other corporate officers in achieving Company goals and objectives and ensure that senior executives of the Company are compensated effectively in a manner consistent with the strategy of the Company; and (iv) produce an annual report on executive compensation for inclusion in the Company’s proxy statements, in accordance with applicable rules and regulations. The Compensation Committee carries out its responsibilities in accordance with the terms of its charter. The Compensation Committee met five times during the fiscal year ended April 30, 2023. The Compensation Committee has the authority to recommend director compensation to the Board and to determine executive compensation and may not delegate this authority. The Compensation Committee’s members are currently Dr. Catherine J. Mackey (chair of the committee), Mr. Gregory P. Sargen, and Ms. Jeanne A. Thoma, each of whom is an independent director.

Audit Committee. The primary purposes of the Audit Committee of the Board of Directors are to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: (i) the Company’s financial statements provided to stockholders, the public and others; (ii) the Company’s system of internal controls regarding finance, accounting, legal compliance and ethical behavior; and (iii) the Company’s auditing, accounting and financial reporting process. The Audit Committee carries out its responsibilities in accordance with the terms of its charter. The Audit Committee met four times during the fiscal year ended April 30, 2023. The Audit Committee of our Board of Directors has determined that Mr. Gregory P. Sargen is an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K of the Securities Act and meets the financial sophistication required under the NASDAQ listing standards. The Audit Committee meets the NASDAQ composition requirements, including the requirement that all Audit Committee members have the ability to read and understand financial statements. The Audit Committee members are currently Mr. Gregory P. Sargen (chair of the committee), Dr. Catherine J. Mackey, Mr. Richard B. Hancock, and Dr. Esther M. Alegria, each of whom is an independent director.

Corporate Governance Committee. The primary purposes of the Corporate Governance Committee of the Board of Directors are to: (i) make recommendations to the Board of Directors regarding the size of the Board of Directors; (ii) make recommendations to the Board of Directors regarding the criteria for the selection of director nominees; (iii) identify and recommend to the Board of Directors for selection as director nominees individuals qualified to become members of the Board of Directors, including stockholder recommendations; (iv) recommend committee assignments to the Board of Directors; (v) regularly review our corporate governance documents, including our corporate Charter and Bylaws and the Corporate Governance Guidelines; (vi) oversee the evaluation of the Board of Directors and committees thereof, and (vii) review and monitor our environmental, social and governance strategy, policies and practices. The Corporate Governance Committee met three times during the fiscal year ended April 30, 2023. The Corporate Governance Committee’s members are currently Ms. Jeanne A. Thoma (chair of the committee), Dr. Joseph Carleone, Dr. Esther M. Alegria and Mr. Richard B. Hancock, each of whom is an independent director.

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Stockholder Recommendations for Nominations to the Board of Directors

In accordance with our Bylaws, stockholders may nominate a candidate for election as director by complying with certain notice and other requirements set forth therein. For a stockholder to make any nomination for election to the Board of Directors at the 2024 annual meeting of stockholders, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not earlier than the close of business on June 25, 2024 and not later than the close of business on July 25, 2024. However, if the 2024 annual meeting of stockholders is not held between September 23, 2024 and November 22, 2024, the notice must be delivered no earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the 2024 annual meeting of stockholders or, if later, the 10th day following the day on which public disclosure of the date of the 2024 annual meeting of stockholders is made. All such notices must be submitted in accordance with the specific procedural requirements in our Bylaws and must include certain information with regard to the person submitting the proposal. Further updates and supplements to such notice may be required at the times, and in the forms, required under our Bylaws. As set forth in our Bylaws, submissions must include: (i) the name, age, business address and residence address of such nominee; (ii) the principal occupation or employment of such nominee; (iii) the class and number of shares of each class of capital stock of the Company which are owned of record and beneficially by such nominee; (iv) the date or dates on which such shares were acquired and the investment intent of such acquisition; (v) with respect to each nominee for election or re-election to the Board of Directors, a completed and signed questionnaire, representation and agreement required by our Bylaws; and (vi) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected). Our Bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our Bylaws, which is available, without charge, from our Corporate Secretary, at Avid Bioservices, Inc., 14191 Myford Road, Tustin, California 92780.

If the Corporate Governance Committee or the Board of Directors determines that any nomination made by a stockholder was not made in accordance with the proper procedures under our Bylaws, the rules and regulations promulgated under the SEC or other applicable laws or regulations, such nomination will be void. The Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as those recommended by others.

Board of Directors Leadership Structure

Our Board of Directors does not have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board of Directors or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Board of Directors believes that it should have the flexibility to make these determinations in the way that it believes best provides appropriate leadership for the Company at a given time.  Separation of the Company’s Chief Executive Officer and Chairman of the Board is appropriate for the Company at this time. Both positions are actively engaged on significant matters affecting the Company. The Chief Executive Officer has overall responsibility for all aspects of the Company's operations, while the Chairman has a greater focus on governance of the Company, including oversight of the Board of Directors. We believe this balance of shared leadership between the two positions is a strength for the Company. In accordance with the Corporate Governance Guidelines, in the event that in the future the positions of Chairman of the Board and Chief Executive Officer are held by the same person, the non-employee directors shall designate a lead independent director.

Risk Oversight

The Board of Directors oversees an enterprise-wide approach to risk management that is designed to support the achievement of organizational objectives to improve long-term performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. In setting the Company’s business strategy, the Board of Directors assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for the Company.

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While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and financial risk assessment reports from management. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive and other compensation plans. The Corporate Governance Committee oversees the annual Board self-evaluation and director nomination processes in order to ensure a diverse and well-balanced Board, and oversees the evaluation of the Chief Executive Officer, including succession planning. These committees meet regularly and report their findings to the Board of Directors throughout the year.  The Company also maintains insurance policies that would reimburse the Company for a wide range of potential losses that the Company could incur in due course.

Communicating with the Board of Directors

Under our Code of Business Conduct and Ethics, we have established an Open Door Policy and Hotline For Reporting Employee Complaints or Accounting or Auditing Matters for the confidential, anonymous submission by our directors, officers and employees of concerns regarding violations or suspected violations of our Code of Business Conduct and Ethics, including those relating to accounting and auditing matters. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of communications received by us, our Board of Directors and the Audit Committee regarding accounting, internal controls or auditing matters. Written communications from our stockholders and employees may be sent to: Avid Bioservices, Inc., Attention: Audit Committee Chair, 14191 Myford Road, Tustin, California 92780.

In addition, the Company’s annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Board of Directors on appropriate matters. Any stockholder or interested person may communicate with the Company’s non-management directors as a group by sending a communication to the Board of Directors c/o Avid Bioservices, Inc., Attn: Corporate Secretary, Avid Bioservices, Inc., 14191 Myford Road, Tustin, California 92780. All communications will be reviewed by the Company’s Corporate Secretary. The Corporate Secretary will not forward to the non-management directors any spam, junk mail, mass mailing, product complaint, product inquiry, new product suggestion, job inquiry, survey, or business solicitation or advertisement. Material that is unduly hostile, threatening, illegal, or similarly unsuitable will also be excluded. The non-management directors who receive such communication will have discretion to determine the handling of such communication, and if appropriate, the response to the person sending the communication and disclosure, which shall be consistent with the Company’s policies and procedures and applicable law regarding the disclosure of information.

Corporate Responsibility and Sustainability

We are a dedicated biologics contract development and manufacturing organization working to improve patient lives by providing high quality development and manufacturing services to biotechnology and pharmaceutical companies. In fiscal year 2022 we engaged a third-party consultant to assist us with our establishment of a more formal environmental, social, governance (“ESG”) and sustainability program. Working with the consultant, and under the oversight of our Corporate Governance Committee, we embarked on a comprehensive initiative to assess, benchmark and prioritize our ESG and sustainability practices. In addition, our executive leadership team assembled a working team to formally launch the first phase of this initiative focusing on sustainable procurement and other environmental initiatives, including the engagement of EcoVadis, a leading global corporate social responsibility and sustainability company, to help us establish and enhance processes supporting strong ESG practices throughout our supply chain. This arrangement provides an independent supplier assessment against 21 criteria in categories of environment, labor and human rights, ethics, and sustainable procurement. During fiscal year 2023 we focused on building our supplier procurement program with EcoVadis, ultimately onboarding more than 90% of our procurement spend with rated suppliers in the EcoVadis program. As we continue to build our sustainable procurement program, we have also approved a supplier code of conduct, which formalizes our commitment to build a network of suppliers consisting of ethical and reliable partners. In addition to our sustainable procurement program, we have formalized an executive steering team to drive overall ESG initiatives and their associated workstreams for our people, community and environment.

Director Attendance at Annual Meetings of Stockholders

We have no policy requiring directors to attend annual meetings of stockholders, but directors are encouraged to attend our annual meetings at which they stand for re-election. All seven of our then current directors attended the 2022 Annual Meeting of Stockholders.

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Director Compensation

Our non-employee director compensation program is designed to attract, retain and reward qualified non-employee directors and align the financial interests of the non-employee directors with those of our stockholders. The following table sets forth information regarding the compensation earned during the fiscal year ended April 30, 2023 by each individual who served as a non-employee director at any time during the fiscal year. Mr. Green’s compensation for his services as an employee is discussed under “Compensation Discussion and Analysis” and the executive compensation tables that follow it.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	Total
Esther M. Alegria, Ph.D.	$85,000	$137,452	—	$222,452
Joseph Carleone, Ph.D.	$120,000	$137,452	—	$257,452
Richard B. Hancock	$55,000	$137,452	—	$192,452
Catherine J. Mackey, Ph.D.	$90,000	$137,452	—	$227,452
Gregory P. Sargen	$90,000	$137,452	—	$227,452
Jeanne A. Thoma	$90,000	$137,452	—	$227,452

(1)	The amounts reported in this column represent the grant date fair value of the Restricted Stock Units (“RSUs”) granted to our non-employee directors during the fiscal year 2023, as computed in accordance with ASC Topic 718, not including any estimates of forfeitures. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in Note 6 “Equity Compensation Plans” in our Annual Report on Form 10-K for the fiscal year ended April 30, 2023, filed with the SEC on June 21, 2023. The amounts reported in this column reflect the accounting cost for these RSUs, and do not correspond to the actual economic value that may be received by the non-employee directors from the RSUs. As of April 30, 2023, our non-employee directors had the following outstanding RSUs: Dr. Alegria – 10,990; Dr. Carleone – 9,612; Mr. Hancock – 28,628; Dr. Mackey – 9,612; Mr. Sargen—9,612; and Ms. Thoma – 11,149.
(2)	No stock options were granted to our non-employee directors during fiscal year 2023. As of April 30, 2023, our non-employee directors had the following outstanding options: Dr. Alegria – 8,376; Dr. Carleone – 124,305; Mr. Hancock – 183,266; Dr. Mackey – 61,805; Mr. Sargen – 124,305; and Ms. Thoma – 19,403.

Our Compensation Committee reviews and recommends to our Board for approval our non-employee director compensation program which consists of both cash and equity compensation. In fiscal year 2022, the Compensation Committee engaged its independent compensation consultant, Radford, part of the Rewards Solutions practice of Aon plc (“Radford”) to review the Company’s non-employee director compensation program and benchmark the compensation against the same peer group used for executive compensation purposes in fiscal year 2022. Taking into account Radford’s assessment, the Compensation Committee recommended, and the Board approved, the following non-employee director compensation program, which was unchanged for fiscal year 2023, comprised of: (A) cash compensation consisting of: (i) an annual retainer of $55,000, (ii) an annual retainer of $50,000 for the Chairman of the Board, and (iii) an annual retainer of $20,000 and $15,000 per committee chairmanship and membership, respectively, each payable in advance in equal quarterly installments, and (B) equity compensation consisting of an annual RSU award, in December of each year, under our 2018 Omnibus Incentive Plan for a number of shares of the Company’s Common Stock with a grant date intrinsic value of $140,000. These RSUs fully vest on the first anniversary of the date of grant. With respect to a non-employee director’s initial appointment or election to our Board of Directors, such non-employee director would receive an initial RSU award with a grant date intrinsic value of $210,000. The initial RSU award vests in equal annual installments over a three-year period following the grant date. With respect to the annual and initial RSU awards, the number of shares awarded to each non-employee director is based on the average closing price of the Company’s Common Stock as reported on the Nasdaq Stock Market for the thirty (30) days ended on the date of the award.

Our non-employee directors are subject to our share ownership policy and our policy on securities trading, described in further detail under the “Compensation Discussion and Analysis” in this Proxy Statement.

In July 2023, the Board adopted the Avid Bioservices, Inc. Deferred Compensation Plan, effective July 7, 2023. The plan provides non-employee directors and certain highly compensated employees with an opportunity to defer up to 80% of their base compensation, 100% of their cash bonuses (if applicable), and up to 100% of certain restricted stock unit and performance stock unit awards.

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Proposal No. 2:

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee, in consultation with management, has approved the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending April 30, 2024. Ernst & Young LLP has served in this capacity for each of the 23 fiscal years ended April 30, 2023. During the 23 fiscal years ended April 30, 2023, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Representatives of Ernst & Young LLP are expected to attend virtually the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Stockholder ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of holders of a majority of the shares of our Common Stock represented in person (virtually) or by proxy at the Annual Meeting and entitled to vote on the matter is required to ratify the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending April 30, 2024.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT Stockholders VOTE “FOR” PROPOSAL No. 2 TO RATIFY THE APPOINTMENT OF Ernst & Young LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR the FISCAL YEAR ENDING APRIL 30, 2024.

Independent Registered Public Accounting Firm Fees

The following summarizes aggregate fees billed to the Company for the fiscal years ended April 30, 2023 and 2022 by Ernst & Young LLP, our independent registered public accounting firm:

	2023	2022
Audit fees(1)	$822,000	$675,000
Audit-related fees(2)	9,000	13,000
Tax fees(3)	–	13,000
Total fees	$831,000	$701,000

(1)	Audit fees pertain to the audit of our annual consolidated financial statements for the fiscal years ended April 30, 2023 and 2022, including attestation services relating to the report on our internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and timely reviews of our quarterly consolidated financial statements.
(2)	This category consists of fees for assurance and related services reasonably related to the performance of the audit or review of financial statements and that are not reported under the Audit Fees category. For the fiscal year ended April 30, 2023, we incurred fees of approximately $9,000, related to Ernst & Young’s review of, and issuance of a consent for, our filing of a Registration Statement on Form S-8 with the SEC. For the fiscal year ended April 30, 2022, we incurred fees of approximately $13,000, related to Ernst & Young’s review of, and issuance of a consent for, our filing of a Registration Statement on Form S-3 with the SEC.
(3)	This category consists of fees for professional services rendered for tax compliance and tax advice.

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Pre-Approval Policy for Services Provided by our Independent Registered Public Accounting Firm

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm consistent with applicable SEC rules. From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by an independent registered public accounting firm, the Audit Committee has pre-approved all audit and permissible non-audit services provided by Ernst & Young LLP.

The Audit Committee has considered whether the non-audit services provided by Ernst & Young LLP are compatible with maintaining that firm’s independence and has determined that the provision of such non-audit services is compatible with maintaining the independent registered public accounting firm’s independence.

Report of the Audit Committee of the Board of Directors

The Audit Committee reviews the Company’s financial matters and oversees the financial reporting process on behalf of our Board of Directors. The Audit Committee operates pursuant to a written Audit Committee Charter. In accordance with the Audit Committee Charter, we must meet the independence requirements and other criteria set by the NASDAQ Listing Rules and SEC rules as currently in effect. As part of our oversight of our Company’s financial statements, the Audit Committee reviews and discusses with both management and Ernst & Young LLP all annual and quarterly financial statements prior to their issuance. Our responsibilities include selecting, in consultation with management, an accounting firm to be hired as the Company’s independent registered public accounting firm. We are also responsible for recommending to the Board of Directors that the Company’s financial statements be included in its Annual Report on Form 10-K for the fiscal year ended April 30, 2023 (the “Annual Report”). We have taken the following steps in making our recommendation that the Company’s financial statements be included in the Annual Report:

1.	Reviewed and discussed with both management and Ernst & Young LLP, the Company’s independent registered public accounting firm, for the fiscal year ended April 30, 2023, all annual and quarterly financial statements prior to their issuance.

2.	Discussed with Ernst & Young LLP those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

3.	Discussed with Ernst & Young LLP its independence and received from Ernst & Young LLP the written disclosures required by the applicable requirements of the PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence. This discussion and disclosure helped the Audit Committee in evaluating such independence.

4.	Reviewed and discussed with the Company’s management and Ernst & Young LLP, the Company’s audited consolidated balance sheet at April 30, 2023, and consolidated statements of income and comprehensive income, cash flows and stockholders’ equity for the fiscal year ended April 30, 2023.

Based on the reviews and discussions explained above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Annual Report.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this information by reference and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

The Audit Committee of the Board of Directors

Gregory P. Sargen (Chair of the Audit Committee)

Catherine J. Mackey, Ph.D.

Esther M. Alegria, Ph.D.

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Proposal No. 3:

Advisory Non-Binding Vote On The Compensation Of The Named Executive Officers

Stockholders have an opportunity to cast an advisory, non-binding vote on the compensation paid to our Named Executive Officers (“NEOs”), as disclosed in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, is currently conducted at each annual stockholders' meeting and gives stockholders the opportunity to either approve, reject or abstain from voting with respect to such compensation.

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the primary objectives of our executive compensation program for fiscal year 2023 were to (i) attract and retain qualified executives with the requisite skills and abilities to enable us to achieve our corporate goals and (ii) align the interests of executives with those of stockholders by rewarding executives for the Company’s achievement of its goals and increased stockholder value. While we believe that the Compensation Committee is in the best position to determine whether the Company’s executive compensation program is appropriately tailored to meet these objectives, we appreciate and value our stockholders’ views. Your advisory, non-binding vote will serve as an additional tool for the Compensation Committee in assessing the Company’s executive compensation program.

The Board recommends a vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s 2023 Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Vote Required

The Say-on-Pay vote must receive the affirmative vote of at least a majority of the shares present in person (virtually) or by proxy at the meeting and entitled to vote thereon to be approved. Abstentions are considered votes present in person (virtually) or by proxy and thus have the same effect as votes “Against” the proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal.

The Say-on-Pay vote is advisory, and therefore is not binding on us, our Compensation Committee or our Board. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Compensation Committee values the opinions of our stockholders. To the extent there is any significant vote against the NEOs’ compensation as disclosed in this Proxy Statement, we will endeavor to engage with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns. The Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3 TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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Proposal No. 4:

Advisory Vote On The Frequency Of An Advisory Vote On Executive Compensation (“Say-On-Pay Frequency Vote”)

Background

Pursuant to The Dodd-Frank Act and Section 14A of the Exchange Act, we are asking our stockholders to provide their input with regard to the frequency of future non-binding stockholder votes on our executive compensation programs, such as Proposal No. 3 of this Proxy Statement. In particular, we are asking whether the non-binding vote on executive compensation should occur every year, every two years or every three years. Currently, the non-binding vote on executive compensation occurs every year.

Summary

Our Board of Directors has determined that an annual advisory vote on executive compensation is the most appropriate alternative for Avid. The Board’s determination was influenced by the fact that the compensation of our named executive officers is evaluated, adjusted and approved on an annual basis. As part of the annual review process, the Board believes that stockholder sentiment should be a factor that is taken into consideration by the Board and the Compensation Committee in making decisions with respect to executive compensation. By providing an advisory vote on executive compensation on an annual basis, our stockholders will be able to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Accordingly, our Board recommends that the advisory vote on executive compensation be held every year.

You may cast your vote by choosing the option of one year, two years or three years or abstain from voting when you vote on the resolution set forth below.

Resolution

“RESOLVED, that the stockholders of the Company determine, on an advisory basis, that the frequency with which the stockholders of the Company wish to have an advisory vote on the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table, and the related tables and disclosure) is:

•	Choice 1 – one year (recommended by the Board of Directors);
•	Choice 2 – two years;
•	Choice 3 – three years; or
•	Choice 4 – abstain from voting

Vote Required

A plurality of the shares of Common Stock present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote is required to approve, on a non-binding basis, the frequency of a non-binding vote on the compensation of our Named Executive Officers. Thus, the choice receiving the highest number of votes will be considered the frequency recommended by stockholders. Stockholders are not voting to approve or disapprove the Board’s recommendation.

Abstentions and broker non-votes will not have any effect on the outcome of this proposal because neither an abstention nor a broker non-vote represents a vote cast.

The “say-on-pay” frequency vote is advisory, and therefore not binding on the Company, the Board of Directors or the Compensation Committee. The Board may decide that it is in the best interests of our stockholders and the Company to hold future advisory resolutions to approve named executive officer compensation more or less frequently than the option approved by our stockholders. However, the Board of Directors and the Compensation Committee will consider the outcome of the vote in determining the frequency with which the Company will hold the non-binding vote on executive compensation. Although the Board and the Compensation Committee will consider the outcome of the vote in determining the frequency with which the Company will hold the non-binding vote on executive compensation, we expect the next non-binding vote on executive compensation will occur at the 2024 annual meeting of stockholders.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE CHOICE OF “ONE YEAR” AS THE FREQUENCY WITH WHICH THE COMPANY SHOULD PROVIDE ITS STOCKHOLDERS WITH THE OPPORTUNITY TO CAST A “SAY-ON-PAY” ADVISORY VOTE WITH RESPECT TO THIS PROPOSAL NO. 4.

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Security Ownership Of Certain Beneficial Owners, Directors And Management

Share Ownership

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of August 15, 2023, by: (i) each stockholder known to us to beneficially own more than 5% of our Common Stock; (iii) each current director and director nominee; (iv) our Named Executive Officers as of April 30, 2023 (including any individual who served as a principal executive officer or principal financial officer at any time during the fiscal year ended April 30, 2023); and (v) all current directors and executive officers of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our Common Stock. Under these rules, Common Stock subject to any option or other right that are exercisable or convertible within 60 days after August 15, 2023 are deemed beneficially owned and outstanding for computing the percentage ownership of the individual or entity holding such securities, but are not considered outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, each person named below holds sole investment and voting power, other than the powers that may be shared with the person’s spouse under applicable law.

	Beneficial Ownership of Common Stock
Name and Address of Beneficial Owner	Number of Shares		Percent(a)
5% or Greater Stockholders:
BlackRock, Inc.(b)	9,815,050		15.55%
Vanguard Group Inc.(c)	4,413,832		6.99%
T. Rowe Price Investment Management, Inc.(d)	3,915,867		6.20%
State Street Corporation(e)	3,883,819		6.15%
AltraVue Capital, LLC (f)	3,730,971		5.91%
Named Executive Officers and Current Directors(g):
Nicholas S. Green	224,970	(h)	*
Daniel R. Hart	289,221	(h)	*
Richard A. Richieri	122,970	(h)	*
Matthew R. Kwietniak	19,186	(h)	*
Mark R. Ziebell	261,974	(h)	*
Esther M. Alegria, Ph.D	6,273	(h)	*
Joseph Carleone, Ph.D.	198,261	(h)	*
Richard B. Hancock	198,720	(h)	*
Catherine J. Mackey, Ph.D.	68,816	(h)	*
Gregory P. Sargen	124,305	(h)	*
Jeanne A. Thoma	20,642	(h)	*
All directors and executive officers as a group (11 persons)	1,535,338		2.39%

*	Represents less than 1% of the outstanding shares of our Common Stock.
(a)	Applicable percentage ownership of our Common Stock computed on the basis of 63,111,206 of our Common Stock outstanding at August 15, 2023, plus (i) shares of our Common Stock that could be acquired within 60 days after August 15, 2023 upon the exercise of stock options and/or vesting of stock awards.
(b)	The information set forth herein is based solely on a Form 13F-HR filed with the SEC on August 11, 2023 by BlackRock, Inc., 50 Hudson Yards, New York, NY 10001, reporting ownership as of June 30, 2023.
(c)	The information set forth herein is based solely on a Form 13F-HR filed with the SEC on August 14, 2023 by Vanguard Group Inc., PO Box 2600 V26, Valley Forge, PA 19482, reporting ownership as of June 30, 2023.
(d)	The information set forth herein is based solely on a Form 13F-HR filed with the SEC on August 14, 2023 by T. Rowe Price Investment Management, Inc., 100 East Pratt Street, Baltimore, MD 21202, reporting ownership as of June 30, 2023.
(e)	The information set forth herein is based solely on a Form 13F-HR filed with the SEC on August 14, 2023 by State Street Corporation, 1 Congress Street, Suite 1, Boston, MA 02114, reporting ownership as of June 30, 2023.
(f)	The information set forth herein is based solely on a Form 13F-HR filed with the SEC on August 10, 2023 by AltraVue Capital, LLC, 11747 NE 1st Street, Suite 205, Bellevue, WA, 98005, reporting ownership as of June 30, 2023.
(g)	The address of all of our executive officers and directors is c/o Avid Bioservices, Inc., 14191 Myford Road, Tustin, California, 92780.
(h)	Includes shares that such individuals have the right to acquire as of August 15, 2023, or within 60 days thereafter, pursuant to the exercise of outstanding stock options and vesting of stock awards as follows: Mr. Green—79,126 shares; Mr. Hart—217,841 shares; Mr. Richieri—97,276; Mr. Kwietniak—3,202; Mr. Ziebell—203,525 shares; Dr. Alegria—5,584 shares; Dr. Carleone—124,305 shares; Mr. Hancock—152,572 shares; Dr. Mackey—61,805 shares; Mr. Sargen—124,305 shares; and Ms. Thoma—12,936 shares. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person.

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COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion and analysis of our executive compensation program and compensation decisions made for the fiscal year ended April 30, 2023 (“fiscal year 2023”). This discussion relates to the executive officers named in the Summary Compensation Table included within the Compensation Discussion and Analysis section of this Proxy Statement. We refer to these officers as the “Named Executive Officers” or “NEOs.”

Fiscal Year 2023 in Review

For the fiscal year 2023, we built upon the momentum from the prior fiscal years and continued to make strong progress towards our long-term goals. We are keenly focused on achieving our corporate goals, in alignment with our broader purpose to return long-term value to our stockholders.

Among our accomplishments for fiscal year 2023 were the following:

•	Reported revenues of $149.3 million, an increase of 25%, or $29.7 million, compared to the fiscal year ended April 30, 2022 (“fiscal year 2022”), representing an all-time high;
•	Expanded our customer base and programs with existing customers and ended fiscal year 2023 with a backlog of $191 million, representing a net increase of 25% compared to $153 million at the end of fiscal year 2022;
•	Completed the final phase of our Myford facility expansion opening additional CGMP mammalian cell manufacturing suites and completed the expansion of our mammalian cell process development laboratories, adding approximately $120 million of annual revenue generating capacity; and
•	Opened the analytical and process suites within our world-class, purpose-built cell and gene therapy development and CGMP manufacturing facility in Costa Mesa, California, and continued to advance the build-out of the CGMP manufacturing suites.

In summary, fiscal year 2023 was another strong year of top line revenue growth coupled with an increase in our backlog which was well timed with the opening of our additional manufacturing capacity in our Myford mammalian cell manufacturing facility, which we believe positions Avid for long-term continued growth.

Executive Summary

The Compensation Committee of the Board is responsible for establishing, implementing and overseeing our overall compensation strategy and policies, including our executive compensation program, in a manner that supports our business objectives. The Compensation Committee believes that attracting, motivating, retaining, and rewarding superior executive talent is key to delivering attractive stockholder returns, and that an appropriately structured executive compensation program is critical to that end. For fiscal year 2023, the Compensation Committee continued to maintain an executive compensation philosophy designed to tie executive compensation to the successful execution of our overall corporate goals and adherence to our core values that best serve the interests of our stockholders. The Compensation Committee’s complete roles and responsibilities are set forth in a written charter of the Compensation Committee adopted by our Board of Directors, which can be found at our website, http://ir.avidbio.com/corporate-governance.

Our Named Executive Officers for fiscal year 2023 were the following individuals:

•	Nicholas S. Green, President and Chief Executive Officer
•	Daniel R. Hart, Chief Financial Officer
•	Richard A. Richieri, Chief Operations Officer (1)
•	Matthew R. Kwietniak, Chief Commercial Officer (1)
•	Mark R. Ziebell, Vice President, General Counsel and Corporate Secretary

(1)	During fiscal year 2023 the Board designated Messrs. Richieri and Kwietniak as executive officers as defined by Rule 3b-7 of the Exchange Act, and therefore they were eligible to be considered NEOs for fiscal year 2023.

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Compensation Philosophy

The Company’s compensation philosophy is to provide compensation that will attract, motivate, retain and reward high-performing talent in our industry and foster a pay-for-performance philosophy by tying a significant portion of pay to financial performance as well as other goals that support the creation of sustainable long-term stockholder value. The Company believes that the compensation of its executive officers should align the executive officers’ interests with those of the stockholders and focus executive officer behavior to achieve both near-term corporate goals and long-term business objectives and strategies.

Compensation Objectives

The Company’s compensation programs for its executive officers are designed to provide the following:

Element	Objective(s)
Base Salary	• Provides a fixed level of compensation that is competitive with the external market and reflects each executive’s contributions, experience, responsibilities and potential to contribute to our future success
Annual Cash Bonus Plan

•    Aligns short-term compensation with our annual corporate goals, balanced with individual accountability

•    Motivates and rewards the achievement of annual corporate goals that support long-term value creation

Long-term Equity Incentives

•    Drives Company performance and aligns executives’ interests with the long-term interests of our stockholders

•    Motivates and rewards the achievement for stock price growth

•    Promotes executive retention and stock ownership, and focuses executives on enhancing stockholder value

Benefits

•    Promotes health and wellness

•    Provides financial protection in the event of disability or death

•  Provides tax-beneficial ways for executives to save towards their retirement, and encourages savings through competitive matches to executives’ retirement savings

The Compensation Committee believes that combining short-term compensation components (such as base salaries and annual cash incentive bonuses) and long-term compensation components (such as time-based and performance-based equity incentive awards) provides an overall compensation structure that is consistent with the compensation philosophy of both attracting and retaining key executives and providing incentive for the achievement of short and long-term corporate goals, as well as aligning executives’ interests with those of our stockholders.

Compensation Process

Role of the Compensation Committee in Setting Executive Compensation

It is the responsibility of the Compensation Committee to administer the Company’s compensation programs to ensure that they are competitive with specific peers within the contract development and manufacturing organizations industry segment, as well as companies within the broader life sciences industry having a comparable profile, and to include incentives that are designed to appropriately drive the Company’s continued efforts to create stockholder value. The Compensation Committee annually evaluates the performance of our executive officers relative to our corporate goals and objectives and reviews and approves all components of executive officer compensation, including base salaries, annual cash incentive compensation, and equity incentive compensation. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, which may be accessed at http://ir.avidbio.com/corporate-governance.

In determining each executive officer’s compensation, our Compensation Committee reviews our corporate financial performance and financial condition and assesses the performance of the individual executive officers. The Chief Executive Officer evaluates the performance of the other executive officers and develops individual recommendations based upon peer group benchmarking data prepared by the Compensation Committee’s independent compensation consultant. The Chief Executive Officer and the Compensation Committee may make adjustments to the recommended compensation based upon an assessment of an individual’s performance and contributions to the Company. The compensation for the Chief Executive Officer is assessed and established by the Compensation Committee. This assessment is based on the peer group benchmarking data and other factors described in this Compensation Discussion and Analysis, and adjustments may be made based upon the non-employee directors’ evaluation, conducted under the supervision of the Corporate Governance Committee, of the Chief Executive Officer’s performance and contributions.

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Although the Compensation Committee generally makes several compensation decisions in the first quarter of the fiscal year, the compensation evaluation process is ongoing. Compensation discussions and decisions are designed to promote our fundamental business objectives and strategy. Evaluation of management performance and rewards is performed annually or more often as needed.

Independent Compensation Consultant

In establishing compensation levels for each executive officer, the Compensation Committee has the authority to engage the services of outside consultants. For fiscal year 2023 executive compensation decisions, the Compensation Committee engaged Radford as its independent compensation consultant to assist the Compensation Committee in reviewing the Company’s peer group, reviewing our executive compensation program, assessing the competitiveness and effectiveness of such program relative to our peer group, and advising our Compensation Committee on matters related to executive compensation. As part of its engagement, Radford assisted the Compensation Committee by providing the following services:

•	Reviewing peer group and pay philosophy for go-forward competitiveness;
•	Assessing the executive compensation program and developing recommendations covering salary, incentives and equity compensation;
•	Reviewing peer long-term incentive trends, including dilution, vehicle mix and use of performance-based equity; and
•	Presenting its analysis to the Compensation Committee and assisting in assessing the competitiveness of our executive officer compensation program as benchmarked against our peer group.

Radford served at the discretion of and reported to the Compensation Committee. The Compensation Committee assessed the independence of Radford taking into account, among other things, the independence standards and factors set forth in Exchange Act Rule 10C-1 and the applicable Nasdaq Listing Standards, and concluded that there were no conflicts of interest with respect to the work that Radford performed for the Compensation Committee.

Factors for Determining Compensation

Market Benchmarks and Competitive Analysis

In connection with its engagement Radford provided the Compensation Committee with an evaluation of its peer group review which had been last updated in February 2021. As a result of this evaluation the Compensation Committee approved an updated peer group in which 4 companies were added to the peer group and 4 companies were removed from the peer group compared to the prior fiscal year. As a result, the following 14 companies were included in the Company’s peer group for benchmarking executive compensation for fiscal year 2023:

New Additions for Fiscal Year 2023	Retained for Fiscal Year 2023	Removals for Fiscal Year 2023
CareDx	ANI Pharmaceuticals, Inc.	Catalent
Pacific Biosciences	ChromaDex Corporation	IBio, Inc.
Sangamo Therapeutics	Codexis, Inc.	Repligen
Twist Biosciences	Codiak BioSciences	Syneos Health
Emergent BioSolutions
Standard Biotools Inc. (formerly, Fluidigm Corporation)
Harvard Bioscience, Inc.
Lifecore Biomedical (formerly, Landec Corp)
Quanterix
Rigel Pharmaceuticals

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In proposing the above peer group, Radford emphasized contract development and manufacturing organizations (“CDMOs”), contract manufacturing organizations and contract research organizations, and included other bio-pharmaceutical and biotechnology companies that have their own manufacturing technology and/or facility. In addition, at the time of selection most of the peer companies had annual revenues of up to $300 million, a market capitalization of between $300 million and $4 billion, and fewer than 1,000 employees. Catalent, Repligen and Syneos Health were removed from the peer group for fiscal year 2023 because they were outsized peers.

Based on the above peer group, Radford provided the Compensation Committee with an analysis of base salary, target bonus, target total cash, long-term incentive value and target total compensation for executives. The Compensation Committee uses the peer group compensation data as one of several factors in determining appropriate compensation parameters for base salary, variable cash compensation and equity-based, long-term incentives. The Compensation Committee’s executive compensation decisions are made on a case-by-case basis, and specific benchmark results do not, in and of themselves, determine individual target compensation decisions.

The Compensation Committee generally targets each NEO’s total compensation to the 50th percentile of the peer group, although individual elements of compensation may be above or below the 50th percentile. Additionally, the Compensation Committee considers a number of additional factors to determine the appropriate level of each NEO’s total compensation and each component of compensation, including the Company’s financial and operational performance and the relevant executive’s performance, experience, responsibilities and impact. Due to these other factors, the Compensation Committee may set an NEO’s total compensation below, at or above the 50th percentile of the peer group.

Performance

One of the primary objectives of our compensation program is to motivate our Named Executive Officers to achieve our short and long-term strategic goals. These corporate goals for fiscal year 2023 were tied to increasing revenue, backlog, adjusted net income and earnings before interest, taxes, depreciation and amortization. In addition to linking compensation to the attainment of pre-approved corporate goals, individual performance is assessed against individual goals such as continuing to diversify our client base, increasing production capacity through facilities expansion, continuing the diversification of our service offering into the cell and gene therapy market, managing operational and expansion costs and improving operational efficiencies, and more subjective, non-formulaic, criteria, such as:

•	involvement in, and responsibility for, the development and implementation of our strategic plans and the attainment of our strategic and operating objectives;
•	participation in the achievement of our corporate goals; and
•	contribution to the management team and application of managerial leadership skill.

“Say-on-Pay” Consideration

We provide our stockholders with the opportunity to cast an advisory vote on executive compensation (a “say-on-pay advisory proposal”) every year. We value our stockholders’ opinions and feedback and are committed to understanding the priorities and concerns of our stockholders. We believe that ongoing engagement builds mutual trust and alignment with our stockholders and is essential to our long-term success. At our 2022 Annual Meeting, approximately 99% of the shares that voted at the meeting approved, on an advisory basis, the compensation of our Named Executive Officers for fiscal year 2022. The Compensation Committee views this outcome as an indication of our stockholders’ positive views of our compensation program, and will continue to review our executive compensation programs to ensure they appropriately address our key objectives for the fiscal year ending April 30, 2024.

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Components of Our Fiscal Year 2023 Executive Compensation Program

Our Compensation Committee structured our executive compensation program to ensure that executive officers are compensated in a manner consistent with stockholder interests, competitive pay practices and applicable regulatory requirements.

Our Compensation Committee did not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or between fixed and performance-based compensation. Instead, the Compensation Committee, after reviewing the Radford analysis, determined what it believes to be an appropriate level and mix of the various compensation components to achieve the compensation and corporate objectives described in this discussion.

Base Salary

Base salary represents the fixed portion of an executive officer’s compensation and is intended to provide compensation for day-to-day performance. The Compensation Committee believes that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. Each executive officer’s base salary is initially determined upon hire or promotion based on the executive officer’s responsibilities, prior experience, individual compensation history and salary levels of other executives within the Company and similarly situated executives within our peer group. Base salary is typically reviewed annually. The Compensation Committee believes that the base salaries paid to our executive officers during the fiscal year 2023 achieved the Company’s compensation objectives. The following are the base salaries of our NEOs for fiscal years 2023 and 2022:

Named Executive Officer	2023 Annual Base Salary(1)	2022 Annual Base Salary	Annual Base Salary Increase
Nicholas S. Green	$650,000	$600,000	8.3%
Daniel R. Hart	$445,000	$430,000	3.5%
Richard A. Richieri	$375,000	$365,000	2.7%
Matthew R. Kwietniak	$362,000	$350,000	3.4%
Mark R. Ziebell	$425,000	$414,000	2.7%

(1)	In June 2022, the Compensation Committee approved the above increases in the annual base salaries of our NEOs for fiscal year 2023. The compensation report prepared by Radford showed that the 2023 annual base salaries for each of the NEOs is competitive with the 50th percentile among the Company’s peer group as disclosed above. These base salary increases were based on each named executive officer’s performance, qualifications, experience, responsibilities and Radford’s benchmarking against our peer group.

Annual Cash Bonus Plan

Consistent with prior fiscal years, for fiscal year 2023 the Compensation Committee established an annual cash bonus plan (the “Annual Cash Bonus Plan”) for all eligible employees, including our NEOs. Under the Annual Cash Bonus Plan, participating employees are eligible to earn an incentive cash bonus based on their target bonus percentage, which is a percentage of their annual base salary, our attainment of certain corporate goals approved by the Compensation Committee at the beginning of the fiscal year and each employee’s individual performance and contributions towards the achievement of the corporate goals. Our CEO’s annual cash bonus is 100% based on our achievement against the corporate goals and the other NEOs’ annual cash bonus is 70% based on our achievement against the corporate goals and 30% based on each NEO’s individual performance and contributions to the achievement of the corporate goals.

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Target bonus percentages are benchmarked against our peer group and generally correlate to the level of responsibility of the NEO, with higher target bonus percentages generally reserved for executives having more responsibility. The target bonus percentages as approved by our Compensation Committee for fiscal year 2023, which were unchanged from fiscal year 2022, are set forth in the following table:

Named Executive Officer	Target Bonus Percentage
Nicholas S. Green	100%
Daniel R. Hart	50%
Richard A. Richieri	40%
Matthew R. Kwietniak	40%
Mark R. Ziebell	40%

For fiscal year 2023, the Compensation Committee established three corporate goals and corresponding financial performance targets for each goal. The three corporate goals were Adjusted EBITDA, Revenue and Backlog. “Adjusted EBITDA” is a non-GAAP measure that is defined by the Company as net income plus interest, taxes, depreciation and amortization, determined by reference to our audited financial results, and further adjusted by stock-based compensation and other adjustments deemed appropriate and approved by the Board of Directors. “Revenue” is measured against our audited financial results for fiscal year 2023. “Backlog” represents our signed customer orders as of April 30, 2023. The Compensation Committee believes use of these metrics is appropriate as they are important indicators of future growth and increased profitability, and are commonly used by investors and analysts when reviewing our performance.

For fiscal year 2023 Adjusted EBITDA determined funding of the Annual Cash Bonus Plan bonus pool with a minimum or threshold of 1% of target and a maximum of 130% of target. The Adjusted EBITDA target for fiscal year 2023 approved by the Compensation Committee was $24.6 million, which includes the accrual of fiscal year 2023 bonuses assuming achievement at 100% of target for the Revenue and Backlog goals. If the Company achieved positive Adjusted EBITDA, the bonus pool is then further adjusted by the Company’s performance against the goals for Revenue and Backlog, which are each given a 50% weight, with a minimum or threshold of 85% of target and a maximum of 115% of target. For actual performance levels between the “Threshold” and “Target”, the potential award percentage for each metric is interpolated on a straight-line basis, and for performance levels between “Target” and “Maximum”, the potential award percentage for each metric is interpolated applying a 2x multiplier. For example, achieving 105% of a performance metric would result in a 110% payout for such performance metric.

Performance Metric (Dollars in millions)	Threshold	Target	Maximum	Weight
Revenue	$121.6	$143.0	$164.5	50%
Backlog	$146.2	$172.0	$197.8	50%

The determination of the bonus amounts under the Annual Cash Bonus Plan for fiscal year 2023 is illustrated as follows:

Bonus Payout ($)	=	Base Salary ($)	x	Target Bonus %	x	Corporate Performance Achievement % (Weighted)	x	Individual Performance Achievement % (Weighted)

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Corporate Performance Results

For fiscal year 2023, our performance against the Adjusted EBITDA bonus funding target and the two-performance metrics was as follows ($ in millions):

	Target	Actual Result	Actual Achieved	Bonus Achieved	Bonus Earned	Weight	Total Earned
Adjusted EBITDA	$24.6	$21.7	88%	N/A	Bonus Funded Amount (A)		88%
Revenue	$143.0	$149.3	104%	109%	109%	50%	54%
Backlog	$172.0	$191.0	111%	122%	122%	50%	61%
Weighted Target Earned (B)							115%
Total Bonus Payout (A x B)							102%

As illustrated by the above table, for fiscal year 2023 the overall achievement against the corporate goals was 102%.

Individual Performance Results

Our CEO determined the individual performance component for each NEO (other than the CEO) to be 100%.

Fiscal Year 2023 Annual Cash Bonus Plan Payouts

The actual cash bonuses earned by our NEOs for fiscal year 2023 based on the performance results described above are set forth in the following table:

Named Executive Officer	Bonus Payment(1)
Nicholas S. Green	$662,000
Daniel R. Hart	$225,400
Richard A. Richieri	$151,900
Matthew R. Kwietniak	$146,700
Mark R. Ziebell	$172,200

(1)	Mr. Green’s bonus was based 100% on the achievement of corporate goals at 102%. All other NEOs’ bonuses were based 70% on the achievement of corporate goals at 102% and 30% on their respective individual achievements at 100%, or 101% overall.

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Long-term Equity Incentive Awards

Another component of our executive compensation program is long-term equity incentive awards. Our Compensation Committee believes that equity awards are an effective means of aligning the interests of executive officers and stockholders, rewarding executive officers for the Company’s success over the long term, and providing executive officers an incentive to remain with us. In fiscal year 2022, in an effort to improve the linkage between pay and performance and better align executive long-term incentives with the interests of stockholders, the Compensation Committee introduced performance stock unit (“PSU”) awards as a component of the mix of equity awards to our executive officers and continued this practice for fiscal year 2023. As such, for fiscal year 2023 awards to executive officers, 50% of the total target long-term incentive value (“Target LTI Value”) was delivered as PSUs and 50% of the Target LTI Value was delivered as restricted stock unit (“RSU”) awards. The following is a summary of each type of long-term equity incentive award:

PSUs:

•	Share denominated units;
•	Vests as to one-third per year over three one-year performance periods tied to our fiscal years (each a “Performance Period”);
•	Vests based on performance against weighted revenue and adjusted net income targets for each Performance Period;
•	Adjusted net income means the Company’s net income before income taxes for the applicable Performance Period as adjusted, subject to approval by the Board, for share based compensation, changes in accounting practice, Board-directed initiatives and other non-routine items;
•	0% to 200% payout opportunity for each Performance Period based on fiscal year performance against the approved targets with linear interpolation where performance falls between the threshold, target, mid and maximum levels;
•	Vests effective the last day of the Performance Period but shares are not released to the respective NEOs until financial results for the applicable Performance Period have been audited by our independent public accounting firm, and the audited financial results against the performance targets are certified by our chief financial officer and approved by the Compensation Committee; and
•	Payouts are made in stock.

RSUs:

•	Share denominated units;
•	Vest quarterly in equal increments over a period of four years following the grant date; and
•	Paid in stock.

Fiscal 2023 Annual LTI Awards

The Compensation Committee approved the following equity awards to the NEOs, which awards were made on July 9, 2022, in accordance with our long-term equity incentive plan design, as detailed below:

Named Executive Officer	Target LTI Value(1)	Number of RSUs(2)	Target Number of PSUs(2)
Nicholas S. Green	$4,200,000	141,219	141,219
Daniel R. Hart	$1,000,000	33,623	33,623
Richard A. Richieri	$ 450,000	15,130	15,130
Matthew R. Kwietniak	$ 600,000	20,174	20,174
Mark R. Ziebell	$ 600,000	20,174	20,174

(1)	Target LTI Values were approved by the Compensation Committee in June 2022 for purposes of the fiscal year 2023 long-term equity incentive awards and are based on the peer group benchmarking report provided by Radford. Based on the Company’s financial performance for fiscal year 2022, the NEO award amounts targeted the 75th percentile of the Company’s peer group.
(2)	Number of RSUs and target PSUs determined based on the average closing price of our common stock on the Nasdaq Stock Market for the 30-day calendar period ending on the grant date of the award.

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Vesting of Outstanding PSU Awards Based on Fiscal Year 2023 Performance Period

The following tables reflect the vesting calculation for each NEOs outstanding PSU awards based on the fiscal year 2023 performance period.

Measure and Targets for Fiscal Year 2023 Performance Period of the Fiscal Year 2023 Award (Dollars in millions)
Performance Payout	Percentage Vested	Revenue (50%)	Adjusted Net Income (50%)
Maximum (200%)	100%	$184.0	$22.2
Mid (150%)	75%	$163.0	$18.4
Target (100%)	50%	$143.0	$14.4
Threshold (50%)	25%	$123.0	$10.0
Below Threshold (<50%)	0%	< $123.0	< $10.0

Results and Payout for Fiscal Year 2023 Performance Period of the Fiscal Year 2023 Award (Dollars in millions)
Performance Target	Actual Results	Payout Earned	Weight	Total
Revenue	$149.3	116%	50%	58%
Adjusted Net Income	$13.0	84%	50%	42%
Total Payout				103%
Percentage Vested				52%

Measure and Targets for Fiscal Year 2023 Performance Period of the Fiscal Year 2022 Award (Dollars in millions)
Performance Payout	Percentage Vested	Revenue (60%)	Adjusted Net Income (40%)
Maximum (200%)	100%	$180.0	$27.9
Mid (150%)	75%	$160.0	$24.9
Target (100%)	50%	$140.0	$21.9
Threshold (50%)	25%	$120.0	$18.6
Below Threshold (<50%)	0%	< $120.0	< $18.6

Results and Payout for Fiscal Year 2023 Performance Period of the Fiscal Year 2022 Award (Dollars in millions)
Performance Target	Actual Results	Payout Earned	Weight	Total
Revenue	$148.7	122%	60%	73%
Adjusted Net Income	$20.2	75%	40%	30%
Total Payout				103%
Percentage Vested				52%

The equity award information for the fiscal year ended April 30, 2023 is set forth below under “Grants of Plan-Based Awards for Fiscal Year Ended April 30, 2023”. See footnote 2 to the “Option Exercises and Stock Vested” table below for the number of earned PSUs for each NEO.

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Executive Severance Plan, Employment Agreements and Change in Control Benefits

Effective December 5, 2022, based on the recommendation of the Compensation Committee following its review of current market practices in consultation with Radford, its independent compensation consultant, our Board approved and adopted an Executive Severance Plan (“Plan”) applicable to all individuals employed by us at the C-level and vice president level, including NEOs. The Plan provides for severance benefits and payments upon certain involuntary terminations, including in connection with a change in control. Our Compensation Committee believes that severance and change in control protections are necessary to attract and retain executive talent and are a customary component of executive compensation. We are also a party to certain legacy employment agreements with Messrs. Green, Hart and Ziebell and an offer letter with Mr. Kwietniak, each of which provides for severance payments and accelerated vesting benefits triggered by various termination events. To the extent an Executive Participant, including Messrs. Green, Hart, Kwietniak and Ziebell, is currently a party to an existing agreement with us providing for severance benefits, such Executive Participant has the ability, following the occurrence of an event entitling such Executive Participant to receive severance benefits, to elect whether to receive, in total, the benefits under the existing agreement or the Plan. For a description of the Plan and employment agreements/offer letter and our potential payment obligations under the Plan or employment agreements/offer letter as of the fiscal year ended April 30, 2023, please see “Overview of Employment Agreements and Potential Payments Upon Termination or Change-in-Control” and the related tabular disclosure below.

With regard to the Plan and employment agreements/offer letter, we believe that severance protection triggered by a change-in-control allows our executives to assess a potential change-in-control objectively, from the perspective of what is best for our stockholders, without regard to the potential impact of the transaction on their own job security. We use a “double trigger” with respect to benefits that are to be provided in connection with a change-in-control. A change-in-control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated by us other than for “cause” or by the executive of “good reason,” each as defined in the employment agreements, in connection with a change in control. We believe a “double trigger” benefit maximizes stockholder value because it prevents a windfall to executives in the event of a change of control in which the executive retains significant responsibility as defined in his or her individual agreement, while still providing our executives appropriate incentives to cooperate in negotiating any change of control that may put their jobs at risk. Further, we believe the severance protection offered under the Plan and employment agreements is balanced with the interests of the Company and its stockholders, as the executives are bound by non-disclosure, non-competition, and non-solicitation arrangements and must execute a general release in favor of the Company as a condition to receiving benefits under these agreements. None of the agreements include any tax gross-up payments for “golden parachute” excise taxes. All of the NEOs are “at will” employees.

Non-Qualified Deferred Compensation Plan

In July 2023, the Board adopted the Avid Bioservices, Inc. Deferred Compensation Plan, effective as of July 7, 2023. The plan provides non-employee directors and certain highly compensated employees with an opportunity to defer up to 80% of their base compensation, up to 100% of their cash bonuses (if applicable), and up to 100% of certain restricted stock unit and performance stock unit awards. The plan also allows for discretionary employer contributions, which, if made, will be subject to vesting and other conditions established by the Compensation Committee.

Perquisites and Other Benefits

Our NEOs are eligible to participate in broad-based benefit plans in which our regular employees are eligible to participate, including health, dental, and vision insurance, life and disability insurance, a 401(k) plan, and an Employee Stock Purchase Plan.

Under the 401(k) plan, NEOs are allowed to contribute on the same basis as other employees of the Company as determined by IRS regulations. For fiscal year 2023, the Company matched 50% of all employee contributions, including NEOs, up to the first 6% of a participant’s annual salary for all 401(k) plan contributions, subject in each case to certain IRS limitations. Under the 401(k) plan, each participating employee, including NEOs, is fully vested in his or her contributions to the 401(k) plan and Company contributions to the 401(k) plan will fully vest after six years of service.

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Under the Employee Stock Purchase Plan, NEOs are allowed to participate on the same basis as other employees of the Company, which allows employees on a voluntarily basis to purchase shares of our Common Stock directly from the Company through accumulated payroll deductions at a purchase price equal to the lesser of 85% of the fair market value of our Common Stock (i) on the first trading day of the six-month offering period or (ii) the last trading day of the six-month offering period. The Company believes the Employee Stock Purchase Plan closely aligns the interests of participants with the interests of stockholders.

In addition, NEOs are eligible to participate in the same employee benefit plans as all other employees. The cost of health and dental insurance was 100% covered by the Company for NEOs during fiscal year 2023. In addition, all employees, including NEOs, receive one (1) times their annual salary in term-life insurance, long-term disability benefits, and vision insurance at no cost to the employee. We also provide all employees, including NEOs, the option to make pre-tax payroll deductions up to $3,050 per year under a flexible spending account plan that can be utilized for out-of-pocket medical, dental and other allowable expenses. The Company also provides paid-time-off benefits to cover vacation and sick time and annually determined Company holidays.

Tax and Accounting Considerations

We have not provided or agreed to provide any of the Company’s NEOs or directors with a gross-up or other reimbursement for tax amounts they might pay pursuant to Section 4999 or Section 409A of the Code. Sections 280G and 4999 of the Code provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceed certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Section 409A of the Code also imposes additional significant taxes on the individual in the event that an employee, director or service provider receives “deferred compensation” that is not exempt from or does not meet the requirements of Section 409A.

For the Company’s financial statements, cash compensation, such as salary and bonus, is expensed and for income tax returns, cash compensation is generally deductible except as set forth below. For equity-based compensation, we expense the fair value of such grants over the requisite service period.

Generally, Section 162(m) of the Code disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid for any fiscal year to a “covered employee” of the Company. With respect to taxable years beginning before January 1, 2018, remuneration in excess of $1 million was exempt from this deduction limit if it qualified as “performance-based compensation” within the meaning of Section 162(m) of the Code.

Pursuant to the Tax Cuts and Jobs Act of 2017, effective for taxable years beginning after December 31, 2017, Section 162(m) was amended to: (1) expand the scope of individuals who are “covered employees,” including anyone who was a covered employee in any prior taxable year beginning after December 31, 2016, (2) expand the types of companies that are subject to the limitations of Section 162(m), and (3) eliminate the exception for performance-based compensation and commissions. Transition relief provided that any payment made pursuant to a written and binding agreement that was in effect as of November 2, 2017 and not subsequently materially modified, would be subject to the limitations of Section 162(m) as in effect prior to the amendment. Accordingly, compensation paid to our covered employees in excess of $1 million will not be deductible unless it qualifies for the transition relief applicable to certain arrangements in place as of November 2, 2017, as described above. Furthermore, because of the uncertainties as to the application and interpretation of Section 162(m) as revised by the Tax Cuts and Jobs Act of 2017, including the uncertain scope of the transition relief, no assurance can be given that previously granted compensation intended to satisfy the requirements for performance-based compensation will, in fact, qualify for such exception.

The Compensation Committee believes that stockholder interests are best served if the Compensation Committee retains maximum flexibility to design executive compensation programs that meet stated business objectives. For these reasons, the Compensation Committee, while considering tax deductibility as a factor in determining executive compensation, may not limit such compensation to those levels that will be deductible, particularly in light of the expansion of the covered employee group and the elimination of the exception for performance-based compensation.

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Compensation Risk

As part of its oversight of our compensation policies, the Compensation Committee considers the incentives created by our executive compensation program and the impact that our compensation policies could have on our overall risk profile. In addition, the Compensation Committee annually reviews our compensation policies and procedures for all employees, including the NEOs, to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its latest review, our Compensation Committee concluded that our compensation policies and procedures did not create such risks.

Compensation Clawback Policy

The Compensation Committee maintains a clawback policy consistent with the requirements of Section 954 of the Dodd-Frank Act, pursuant to which, to the extent permitted by governing law, the Company may seek to recoup certain incentive-based compensation in the event the Company is required to restate its publicly-reported financial statements due to material noncompliance with any financial reporting requirement under the securities laws as a result of misconduct. This policy will be reviewed from time to time to ensure that it is compliant with any SEC requirements.

Stock Ownership Guidelines

In June 2022, the Board adopted a share ownership policy relating to ownership of the Company’s securities by the Company’s NEOs and the non-employee directors. Subject to the terms of the policy, (i) the CEO is required to acquire over a five-year period and hold shares of Common Stock of the Company equal to three times his or her base salary as of a specified measuring date, (ii) each of the Company’s other NEOs is required to acquire over a five-year period and hold shares of Common Stock of the Company equal to one and one-half times his or her base salary as of a specified measuring date, and (iii) each of the Company’s non-employee directors is required to acquire over a five-year period and hold shares of Common Stock of the Company equal to three times the Company’s annual cash retainer paid to each such non-employee director. Unvested RSUs, PSUs and unexercised stock options (regardless of whether they are vested or unvested or in-the-money) are not included in the total number of shares owned by the NEOs or directors for purposes of the share ownership policy. Each NEO and non-employee director is required to hold at least 50% of all net shares (after shares withheld or sold to pay tax obligations) of RSUs and PSUs that vest until such individual gains compliance with the stock ownership guidelines. The Corporate Governance Committee annually reviews the progress NEOs and non-employee directors are making toward achieving compliance with these guidelines.

Securities Trading Policy

The Company’s policy on securities trading prohibits our directors, officers and employees from trading in our securities during certain designated blackout periods and otherwise while they are aware of material non-public information, and from engaging in hedging transactions or short sales and trading in options with respect to our securities. The policy also prohibits: selling any of the Company’s securities that are not owned by such person at the time of sale (“short selling”); purchasing the Company’s stock on margin account; investing in Company-based derivative securities, such as options, puts, calls or other derivatives; hedging transactions with respect to the Company’s securities; or pledging Company securities as collateral for a loan.

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EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth information regarding our current executive officers as of August 15, 2023:

Executive Officer	Age	Position
Nicholas S. Green	59	President and Chief Executive Officer
Daniel R. Hart	49	Chief Financial Officer
Richard A. Richieri	58	Chief Operations Officer
Matthew R. Kwietniak	54	Chief Commercial Officer
Mark R. Ziebell	59	Vice President, General Counsel and Corporate Secretary

The following biographies describe the business experience of our executive officers.

Nicholas S. Green’s biography is set forth above under the “Nominee Biographies” section of this Proxy Statement.

Daniel R. Hart has served as Chief Financial Officer since August 2018 and has over 25 years of financial accounting and operational experience. Prior to joining Avid, Mr. Hart served as Chief Financial Officer of ENO Holdings, Inc. Prior to that, Mr. Hart served SM&A, Inc. for almost a decade in several roles, including most recently as Senior Vice President, Chief Financial Officer. Earlier in his career, Mr. Hart worked in the audit practice of Deloitte & Touche LLP. Mr. Hart holds a Bachelor of Science in business administration with an emphasis in accounting from California Polytechnic State University, San Luis Obispo and is a certified public accountant (inactive).

Richard A. Richieri has served as Chief Operations Officer since October 2019 and has over 29 years of biopharmaceutical industry experience spanning the areas of drug discovery, CGMP operations, contract manufacturing and process development. Mr. Richieri previously spent 15 years with Avid Bioservices (when it was known as Peregrine Pharmaceuticals), including serving in the role of senior vice president of manufacturing. During that time, he was instrumental in launching, building and growing Avid's CDMO business and helping the company diversify its production capabilities. Prior to joining the Company he spent the previous five years serving as an advisor and acting head of biologics production for Syngene International, a global discovery, development and manufacturing organization serving the pharmaceutical industry. Mr. Richieri holds a Bachelor of Science in chemical engineering from the University of California, Los Angeles and a Masters Degree in chemical engineering from the University of California, San Diego.

Matthew R. Kwietniak has served as Chief Commercial Officer since October 2021 and has over 30 years of sales experience spanning CDMO offerings, clinical development services and scientific products. Most recently he served as head of drug product sales for the Americas within the Pharma Services Group at Thermo Fisher Scientific. In this role, Mr. Kwietniak is credited with record sales growth and consistent overachievement of quarterly and annual goals during his tenure and leadership. He also spent over a decade as a senior sales executive in the Clinical Development Services business at Covance, Inc., a division of LabCorp. Throughout his time with Covance, Mr. Kwietniak held multiple escalating sales leadership roles, culminating in a three-year tenure as Executive Director of sales in the Clinical Development Services division during which time he expanded and managed a U.S. commercial team of Business Development Directors that included the signing of several large Phase III contracts. In his leadership career, he has been responsible for growing and supporting sales teams generating in excess of $1 billion annually. Mr. Kwietniak holds a Bachelor of Science in business administration/management from The College of New Jersey.

Mark R. Ziebell has served as Vice President, General Counsel since June 2012 and Corporate Secretary since July 2012, and has been practicing corporate and securities law for over 25 years. Prior to joining us, Mr. Ziebell was a partner with the Costa Mesa, California office of Snell & Wilmer LLP. Mr. Ziebell has represented public and private companies in a wide range of corporate and securities matters, mergers and acquisitions, strategic alliance matters and corporate governance. He earned his B.S. in accounting in 1986 from the University of San Francisco and his Juris Doctorate in 1994 from the University of San Francisco School of Law. Prior to earning his law degree, Mr. Ziebell was a certified public accountant with BDO Seidman in San Francisco, California.

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Compensation Summary

The following table contains information with respect to the compensation for the fiscal years ended April 30, 2023, 2022 and 2021 for our “Named Executive Officers” for the fiscal year ended April 30, 2023, as determined pursuant to SEC regulations.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Nicholas S. Green,	2023	642,308	—	5,112,128	—	662,000	45,348	6,461,784
President and Chief	2022	600,000	—	4,642,450	—	895,200	44,174	6,181,824
Executive Officer	2021	420,962(6)	137,500	1,089,000	347,153	723,227	127,441	2,845,283
Daniel R. Hart,	2023	442,692	—	1,217,152	—	225,400	51,654	1,936,898
Chief Financial	2022	430,000	—	1,266,100	—	320,780	50,328	2,067,208
Officer	2021	423,698	116,112	135,004	315,054	310,624	48,846	1,349,338
Richard A. Richieri,	2023	373,462	—	547,706	—	151,900	36,319	1,109,387
Chief Operations Officer(7)
Matthew R. Kwietniak,	2023	360,154	—	730,298	—	146,700	46,732	1,283,884
Chief Commercial Officer(7)
Mark R. Ziebell,	2023	423,308	—	730,298	—	172,200	51,593	1,377,399
General Counsel and	2022	414,000	—	580,260	—	247,075	50,373	1,291,708
Corporate Secretary	2021	395,503	38,117	105,015	245,017	225,460	48,667	1,057,779

(1)	Salary information is reported as of the last payroll paid prior to or immediately after April 30th of each fiscal year.
(2)	Represents a one-time discretionary bonus approved by the Compensation Committee based on fiscal year 2021 performance.
(3)	Represents the aggregate grant date fair value of the awards made in each fiscal year as computed in accordance with ASC Topic 718. For fiscal years 2023 and 2022, stock awards granted to executive officers consisted of RSUs, as to fifty percent (50%), and PSUs, as to fifty percent (50%). For fiscal year 2021, the stock awards granted to executive officers consisted solely of RSUs. For fiscal year 2023, the grant date fair value of PSUs is calculated based on the probable outcome of the performance measures as of the date on which the PSUs were granted for accounting purposes, which was deemed to be the target level of achievement, as follows: Mr. Green - $2,556,064; Mr. Hart - $608,576; Mr. Richieri - $273,853; Mr. Kwietniak - $365,149; and Mr. Ziebell - $365,149. Actual PSU awards may range from 0 to 200 percent of the targeted incentive. For fiscal year 2023, the following amounts represent the aggregate grant date fair value of the PSU awards assuming achievement of maximum (200%) payout with respect to such PSU awards: Mr. Green - $5,112,128; Mr. Hart - $1,217,171; Mr. Richieri - $547,724; Mr. Kwietniak - $730,299; and Mr. Ziebell - $730,299. The PSUs are described more fully under the “Compensation Discussion and Analysis — Components of Our Fiscal Year 2023 Executive Compensation Program — Long-Term Equity Incentive Awards”. For all awards, the amounts in this column do not correspond to the actual value that may be recognized by each NEO. The assumptions used in determining the grant date fair values of the stock and option awards are set forth in Note 6 “Equity Compensation Plans” in our Annual Report on Form 10-K for the fiscal year ended April 30, 2023, filed with the SEC on June 21, 2023. Additional information regarding outstanding stock and option awards can be found in the “Outstanding Equity Awards at Fiscal Year-End” table of this Proxy Statement.
(4)	Represents performance bonuses earned under the Company’s Annual Cash Bonus Plan. Additional information regarding the Company’s Annual Cash Bonus Plan for its NEOs can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement under “Annual Cash Bonus Plan”.
(5)	Amounts shown in this column reflect the cost of benefits paid on behalf of the Named Executive Officer for health, dental, and vision benefits in addition to premiums paid for disability and term life insurance (collectively referred to as “Health Benefits”) as well as company contributions to the Avid Bioservices, Inc. 401(k) Plan. Health Benefits paid and/or accrued during the fiscal year ended April 30, 2023 for each Named Executive Officer were as follows: Mr. Green—$42,348; Mr. Hart—$42,348; Mr. Richieri—$27,066; Mr. Kwietniak—$42,569; and Mr. Ziebell—$42,348. Company contributions to the Avid Bioservices, Inc. 401(k) Plan during the fiscal year ended April 30, 2023 for each Named Executive Officer were as follows: Mr. Green — $3,000; Mr. Hart—$9,306; Mr. Richieri—$9,254; Mr. Kwietniak—$4,163; and Mr. Ziebell—$9,245.
(6)	Represents base salary paid to Mr. Green commencing July 30, 2020, Mr. Green’s date of hire.
(7)	During fiscal year 2023, Mr. Richieri and Mr. Kwietniak were designated as executive officers as defined by Rule 3b-7 of the Exchange Act, and therefore were eligible to be Named Executive Officers for the fiscal year 2023.

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Grants of Plan-Based Awards For the Fiscal Year Ended April 30, 2023

The following table set forth certain summary information with respect to each plan-based award granted during the fiscal year ended April 30, 2023 to our Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS FOR THE FISCAL YEAR ENDED APRIL 30, 2023

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)
Name	Grant Date	Approval Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Mid (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Nicholas S.	—	—	552,500	650,000	1,098,500	—	—	—	—	—	—
Green	7/9/2022	6/23/2022	—	—	—	70,610	141,219	211,829	282,438	—	2,556,064
	7/9/2022	6/23/2022	—	—	—	—	—	—	—	141,219	2,556,064
Daniel R.	—	—	189,125	222,500	376,025	—	—	—	—	—	—
Hart	7/9/2022	6/23/2022	—	—	—	16,812	33,623	50,435	67,247	—	608,576
	7/9/2022	6/23/2022	—	—	—	—	—	—	—	33,623	608,576
Richard A.			127,500	150,000	253,500	—	—	—	—	—	—
Richieri	7/9/2022	6/23/2022	—	—	—	7,565	15,130	22,696	30,261		273,853
	7/9/2022	6/23/2022	—	—	—	—	—	—	—	15,130	273,853
Matthew R.			123,080	144,800	244,712	—	—	—	—	—	—
Kwietniak	7/9/2022	6/23/2022	—	—	—	10,087	20,174	30,261	40,348	—	365,149
	7/9/2022	6/23/2022	—	—	—	—	—	—	—	20,174	365,149
Mark R.	—	—	144,500	170,000	287,300	—	—	—	—	—	—
Ziebell	7/9/2022	6/23/2022	—	—	—	10,087	20,174	30,261	40,348	—	365,149
	7/9/2022	6/23/2022	—	—	—	—	—	—	—	20,174	365,149

(1)	The column sets forth the date on which the Compensation Committee took action to grant the reported awards.
(2)	Reflects threshold, target and maximum award amounts established for fiscal year 2023 under the Company's Annual Cash Bonus Plan. Additional information regarding the Company’s Annual Cash Bonus Plan, including the performance metrics applicable to these awards under our Annual Cash Bonus Plan, can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement under “Annual Cash Bonus Plan”. The actual amount of bonus earned by each NEO under the Annual Cash Bonus Plan for fiscal year 2023 is reflected in the “Summary Compensation Table” above under the column heading, “Non-Equity Incentive Plan Compensation.”
(3)	Represents shares of our common stock subject to each of the PSU awards granted to the NEOs in fiscal year 2023 under our 2018 Omnibus Incentive Plan (the “2018 Plan”). These columns show the aggregate award amounts that may be earned at the threshold, target, mid and maximum levels of performance over three one-year performance periods based on our achievement against revenue and adjusted net income metrics established by the Compensation Committee for each performance period. Additional information regarding the PSUs can be found in under the heading “Compensation Discussion and Analysis — Components of Our Fiscal Year 2023 Executive Compensation Program — Long-Term Equity Incentive Awards”.
(4)	The RSU awards were granted under our 2018 Plan and vest quarterly over a four (4) year period commencing on the grant date until fully-vested, subject to the NEO’s continued service with us through the applicable vesting dates.
(5)	The assumptions used in determining the grant date fair value of RSU and PSU awards are set forth in Note 6 “Equity Compensation Plans” in our Annual Report on Form 10-K for the fiscal year ended April 30, 2023, filed with the SEC on June 21, 2023. The grant date fair value of PSUs is calculated based on the probable outcome of the performance measures as of the date on which the PSUs were granted for accounting purposes, which was deemed to be the target level of achievement.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding unexercised stock options and unvested stock awards held by our Named Executive Officers as of the fiscal year ended April 30, 2023:

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
	7/30/2020	37,500	37,500	7.26	7/30/2027	—	—	—	—
	7/30/2020	—	—	—	—	75,000	1,353,750	—	—
Nicholas S. Green	7/9/2021	—	—	—	—	50,161	905,406	—	—
	7/9/2022	—	—	—	—	114,741	2,071,075
	7/9/2021	—	—	—	—	—	—	29,725	536,536
	7/9/2022	—	—	—	—	—	—	94,146	1,699,335
	8/1/2018	104,000	—	5.66	8/1/2028	—	—	—	—
	7/10/2019	41,070	13,690	6.07	7/10/2026	—	—	—	—
	7/10/2020	35,560	35,560	6.95	7/10/2027	—	—	—	—
Daniel R. Hart	7/10/2019	—	—	—	—	5,867	105,899	—	—
	7/10/2020	—	—	—	—	9,713	175,320	—	—
	7/9/2021	—	—	—	—	13,680	246,924	—	—
	7/9/2022	—	—	—	—	27,319	493,108
	7/9/2021	—	—	—	—	—	—	8,107	146,331
	7/9/2022	—	—	—	—	—	—	22,416	404,609
	10/9/2019	37,500	18,750	5.30	10/9/2026	—	—	—	—
	7/10/2020	18,864	29,634	6.95	7/10/2027	—	—	—	—
	7/10/2020	—	—	—	—	8,093	146,079	—	—
Richard A. Richieri	7/9/2021	—	—	—	—	4,560	82,308	—	—
	7/9/2022	—	—	—	—	12,294	221,907	—	—
	7/9/2021	—	—	—	—	—	—	2,703	48,780
	7/9/2022	—	—	—	—	—	—	10,087	182,070
	10/11/2021	—	—	—	—	6,693	120,809	—	—
Matthew R. Kwietniak	7/9/2022	—	—	—	—	16,392	295,876	—	—
	10/11/2021	—	—	—	—	—	—	3,570	64,439
	7/9/2022	—	—	—	—	—	—	13,450	242,763
	5/6/2013	25,000	—	9.87	5/6/2023	—	—	—	—
	5/6/2014	25,000	—	12.25	5/6/2024	—	—	—	—
	5/11/2015	14,286	—	9.17	5/11/2025	—	—	—	—
	6/2/2016	21,429	—	3.50	6/2/2026	—	—	—	—
	7/10/2019	73,590	24,530	6.07	7/10/2026	—	—	—	—
Mark R.Ziebell	7/10/2020	27,656	27,654	6.95	7/10/2027	—	—	—	—
	7/10/2019	—	—	—	—	10,513	189,760	—	—
	7/10/2020	—	—	—	—	7,556	136,386	—	—
	7/9/2021	—	—	—	—	6,270	113,174	—	—
	7/9/2022	—	—	—	—	16,392	295,876	—	—
	7/9/2021	—	—	—	—	—	—	3,715	67,056
	7/9/2022	—	—	—	—	—	—	13,450	242,763

(1)	All options vest over a four (4) year period at the rate of 25% on each anniversary of the date of grant until fully-vested, subject to the NEO’s continued service with us through the applicable vesting dates.
(2)	The amounts reflected in this column represent unvested RSU awards. The RSU awards granted on July 9, 2022 and July 9, 2021 vest quarterly in equal installments over a four (4) year period commencing on the grant date and all other RSU awards vest over a four (4) year period at the rate of 25% on each anniversary of the date of grant, in each case until fully-vested, subject to the NEO’s continued service with us through the applicable vesting dates.
(3)	All amounts in this column represent unvested PSU awards. The amounts reported in the table reflect the number of PSUs that would vest assuming target achievement of the performance goals during the final two one-year performance periods of the PSU awards made July 9, 2022 and the final one-year performance period of the PSU awards made July 9, 2021. Additional information regarding the PSUs can be found under the heading “Compensation Discussion and Analysis — Components of Our Fiscal Year 2022 Executive Compensation Program — Long-Term Equity Incentive Awards”.
(4)	Market value is calculated based on the closing price of our Common Stock of $18.05 per share on April 28, 2023, the last trading day of the fiscal year, times the number of shares subject to the applicable stock award.

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Option Exercises and Stock Vested

The following table sets forth certain information with respect to the exercise of stock options and vesting of stock awards by our Named Executive Officers during the fiscal year ended April 30, 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Nicholas S. Green	—	—	239,868	4,371,035
Daniel R. Hart	2,500	33,350	61,735	1,110,187
Richard A. Richieri	—	—	24,400	438,746
Matthew R. Kwietniak	—	—	28,387	510,252
Mark R. Ziebell	6,428	64,601	41,739	751,577

(1)	The value realized equals the difference between the exercise price and the market price of our Common Stock on the Nasdaq Stock Market at exercise, multiplied by the number of shares acquired on exercise.
(2)	Includes shares of Common Stock underlying the fiscal year 2023 and fiscal year 2022 PSUs awards which vested effective April 30, 2023 based on our performance for the first performance period and second performance period, respectively, ended April 30, 2023 against the financial targets. The value realized on vesting of RSUs and PSUs is based on the closing price of our Common Stock on the date vesting or the trading date immediately preceding the date of vesting if such vesting date is not a trading day. The actual number of shares received by a NEO may be lower to the extent any shares were sold upon vesting in order to satisfy applicable tax withholding obligations.

Overview of Executive Severance Plan, Employment Agreements and Potential Payments Upon Termination or Change in Control

Executive Severance Plan

Effective December 5, 2022, based on the recommendation of the Compensation Committee following its review of current market practices in consultation with Radford, its independent compensation consultant, our Board approved and adopted an Executive Severance Plan (“Plan”) applicable to all individuals employed by us at the C-level and vice president level, including the NEOs (collectively, “Executive Participants”). To the extent an Executive Participant, including our NEOs, is currently a party to an existing agreement with us providing for severance benefits, such Executive Participant has the ability, following the occurrence of an event entitling such Executive Participant to receive severance benefits, to elect whether to receive the benefits under the existing agreement or the Plan.

Under the Plan, in the event of a termination of the Executive Participant’s employment by us without cause (as defined in the Plan) or a resignation by the Executive Participant for good reason (as defined in the Plan) three (3) or more months prior to a change in control (as defined in the Plan) or more than twelve (12) months following a change in control, the severance benefits for the Executive Participant shall generally consist of continued payment of base salary following the date of such Executive Participant’s termination of employment, plus reimbursement for the cost of continued group health insurance coverage, for the applicable severance period, which is twelve (12) months for C-level Executive Participants and six (6) months for Executive Participants who are vice presidents.

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Under the Plan, in the event of a termination of the Executive Participant’s employment by us without cause or a resignation by the Executive Participant for good reason, in each case within three (3) months prior to a change in control or within twelve (12) months following a change in control, the severance benefits for the Executive Participant shall consist of the following:

•         payment of a lump sum amount equal to the Executive’s base salary and target bonus, plus reimbursement for the cost of continued group health insurance coverage, for the number of months in the applicable severance period, which is twenty-four (24) months for C-level Executive Participants and twelve (12) months for Executive Participants who are vice presidents; and

•         immediate vesting in full of all of the Executive Participant’s outstanding equity awards; provided, however, if vesting is otherwise based on satisfaction of performance objectives, such objectives shall be deemed satisfied at 100% of target for each performance period.

Receipt of severance benefits under the Plan is conditioned upon the Executive Participant’s execution of a separation agreement containing, among other provisions, a general release of all claims in favor of us.

Payments are designed to comply with Section 409A of the Internal Revenue Code (the “Code”). In addition, if any payment under the Plan would constitute an excess parachute payment within the meaning of Section 280G of the Code, the payments will be reduced to the minimum extent necessary so that no portion of any payment or benefit will constitute an excess parachute payment, provided however, that the reduction will be made only if and to the extent that such reduction would result in an increase in the aggregate payment and benefits to be provided, determined on an after tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, or any successor provision, or any other tax).

Employment Agreements

As of the end of fiscal year 2023, we are a party to certain legacy employment agreements with Messrs. Green, Hart and Ziebell and an offer letter with Mr. Kwietniak. Each employment agreement is subject to automatic one-year extensions annually unless either party gives written notice of such party’s intent not to renew the employment agreement at least ninety (90) days prior to the commencement of the next year’s period.

Each employment agreement/offer letter provides that the executive officer must devote his or her full business time to the performance of services to the Company. In addition, each executive officer has agreed to maintain the confidentiality of the Company’s proprietary information, and that all work product discovered or developed by him or her in the course of his or her employment belongs to the Company. Each executive officer has further agreed that he or she will not (i) compete with the Company, directly or indirectly, during the course of such executive’s employment within the United States or any foreign country in which the Company has done business or has actually investigated doing business or where its products are sold or distributed, or (ii) solicit Company employees or customers during the course of employment and for a period of one year following the termination of such executive’s employment.

The Company has the right to terminate each executive’s employment for “cause” if such executive (a) breaches in any material respect or fails to fulfill in any material respect his or her fiduciary duty owed to Company; (b) breaches in any material respect his or her employment agreement/offer letter or any other confidentiality or non-solicitation, non-competition agreement with the Company; (c) pleads guilty to or is convicted of a felony; (d) is found to have engaged in any reckless, fraudulent, dishonest or grossly negligent misconduct, (e) fails to perform his or her duties to the Company, provided that he or she fails to cure any such failure within thirty (30) days after written notice from Company of such failure, provided further, however, that such right to cure shall not apply to any repetition of the same failure previously cured under the agreement; or (f) violates any material rule, regulation or policy of the Company that may be established and made known to Company’s employees from time to time, including without limitation, the Company’s employee handbook. If an executive’s employment is terminated for “cause”, he or she shall have no right to receive any compensation or benefit under his or her employment agreement/offer letter after such termination other than base salary and paid time-off earned or accrued but unpaid as of the date of termination.

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If we terminate Mr. Green’s, Mr. Hart’s or Mr. Ziebell’s employment without cause or Mr. Green, Mr. Hart or Mr. Ziebell, as the case may be, terminates his employment for “good reason”, such executive is entitled to (i) continued base salary and group insurance benefits for a period of twelve (12) months, and (ii) other than with respect to Mr. Green, the payment of any prorated earned target bonus, as determined by the Compensation Committee in its sole discretion. In addition, each executive shall have a period of time equal to the lesser of two years, for Mr. Ziebell, and twelve months, for Mr. Hart, following the date of such termination or until the original expiration date of the applicable option agreement to exercise any vested and outstanding stock options as of the date of such termination. An executive’s receipt of the foregoing severance benefits shall be conditioned upon such executive’s execution of a general release of known and unknown claims in favor of the Company and its affiliates. Pursuant to his offer letter, if we terminate Mr. Kwietniak’s employment without cause or he terminates his employment for “good reason”, Mr. Kwietniak is entitled to continuation of his base salary and group benefits paid in equal installments for a period of six months.

Each employment agreement defines “good reason” as (a) the Company relocates executive’s principal place of work to a location more than fifty (50) miles from the original location, without the executive’s prior written approval; (b) the executive’s position and/or duties are modified so that his or her duties are no longer consistent with the executive’s title; or (c) the executive’s annual base salary and related benefits, as adjusted from time to time, are reduced without his written authorization.

In the event of a change-in-control of Avid, if (i) Mr. Green’s, Mr. Hart’s, Mr. Kwietniak’s or Mr. Ziebell’s employment is terminated other than for cause within three (3) months prior or twenty-four (24) months following such change-in-control, or (ii) such executive officer terminates his employment for “good reason” within twenty-four (24) months, for Mr. Green and Mr. Hart, or twelve (12) months, for Mr. Kwietniak or Mr. Ziebell, following such change-in-control, the executive shall be paid (a) in the case of Mr. Kwietniak, six months’, and Mr. Green, twelve (12) months’ base salary, payable monthly in twelve equal installments, and in the case of Mr. Hart and Mr. Ziebell, twenty-four (24) months base salary, payable in a single lump sum, and (b) other than with respect to Mr. Green and Mr. Kwietniak, one hundred percent (100%) of such executive’s earned target bonus as determined by the Compensation Committee in its sole discretion. Mr. Hart and Mr. Ziebell will also be paid a single lump sum payment equal to group insurance benefits for the appliable NEO and his family for twenty-four (24) months and in the case of Mr. Kwietniak and his family payable monthly in equal installments for a period of six months. In addition, each of the executive officers’ outstanding equity awards shall immediately become fully vested, provided however that PSUs shall only vest as to the “target” level of performance, and, with respect to stock options, Mr. Green shall have a period of one year following the date of such termination, and Mr. Hart and Mr. Ziebell each shall have a period of time equal to the lesser of two years, for Mr. Hart following the date of such termination, and for Mr. Ziebell, following the date of the change-in-control, or until the original expiration date of the applicable option agreement to exercise any vested and outstanding stock options as of the date of such termination. An executive’s receipt of the foregoing severance benefits is conditioned upon such executive’s execution of a general release of known and unknown claims in favor of the Company and its affiliates.

Payments Upon Termination Without Cause or Resignation for Good Reason

The following table sets forth the potential payments to our NEOs assuming a termination without cause or resignation for good reason not in connection with a change in control with estimated benefits calculated as if the termination occurred on April 30, 2023:

Named Executive Officer	Base Salary(4)	Target Bonus(5)	Group Benefits(6)	Total
Nicholas S. Green(1)	$650,000	—	$42,257	$692,257
Daniel R. Hart(2)	$445,000	$222,500	$42,257	$709,757
Richard A. Richieri(3)	$375,000	—	$27,007	$402,007
Matthew R. Kwietniak(3)	$362,000	—	$42,478	$404,478
Mark R. Ziebell(2)	$425,000	$170,000	$42,257	$637,257

(1)	The benefits payable to Mr. Green are the same under both the Plan and his employment agreement.
(2)	Represents the benefits payable to Mr. Hart and Mr. Ziebell under their respective employment agreements which are more favorable to them than the benefits set forth under the Plan.
(3)	Represents the benefits payable to Mr. Richieri and Mr. Kwietniak under the Plan. Mr. Richieri does not have an employment agreement, and in the case of Mr. Kwietniak the Plan benefits are more favorable than the benefits set forth under his offer letter.
(4)	Represents payment of base salary for a period of twelve (12) months.
(5)	Target bonus is equal to a percentage of the NEO’s annual base salary as follows: Mr. Hart – 50%; and Mr. Ziebell – 40%. The above assumes the Compensation Committee of the Board has authorized the payment of the full target bonus to each executive for the fiscal year.
(6)	Represents estimated payments to reimburse executive’s monthly benefits premiums for continued group health, dental, and vision benefits in addition to premiums for disability and term life insurance during the severance period of twelve (12) months. Amounts were calculated based on current premiums paid for executive’s benefits.

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Payments Upon a Termination in Connection with a Change in Control

The following table sets forth the potential payments to our NEOs assuming a termination without cause or resignation for good reason in connection with a change in control, with estimated benefits calculated assuming the change in control and termination of employment occurred on April 30, 2023:

Named Executive Officer	Base Salary(3)	Target Bonus(4)	Acceleration of Equity Awards(5)	Group Benefits(6)	Total
Nicholas S. Green(1)	$1,300,000	$1,300,000	$6,970,728	$84,514	$9,655,242
Daniel R. Hart(1)	$890,000	$445,000	$2,130,913	$84,514	$3,550,427
Richard A. Richieri(1)	$750,000	$300,000	$1,249,144	$54,014	$2,353,158
Matthew R. Kwietniak(1)	$724,000	$289,600	$723,886	$84,956	$1,822,442
Mark R. Ziebell(2)	$850,000	$170,000	$1,645,843	$84,514	$2,750,357

(1)	Represents the benefits payable to Mr. Green, Mr. Hart, Mr. Richieri and Mr. Kwietniak under the Plan which are more beneficial than any benefits to be received under their respective employment agreements or offer letter, as applicable. Mr. Richieri does not have an employment agreement.
(2)	Represents the benefits payable to Mr. Ziebell under his employment agreement which are more favorable to him than the benefits set forth under the Plan.
(3)	Represents payment of base salary for a period of twenty-four (24) months, or in the case of Mr. Ziebell, as a lump sum.
(4)	Represents payment of target bonus for a period of twenty-four (24) months, except in the case of Mr. Ziebell who would receive a lump sum payment equal to twelve (12) months’ target bonus, assuming the Compensation Committee determined, in its sole discretion, that Mr. Ziebell earned the full target bonus for the fiscal year. The target bonuses are equal to a percentage of the NEO’s annual base salary as follows Mr. Green – 100%; Mr. Hart – 50%; Mr. Richieri – 40%; Mr. Kwietniak – 40%; and Mr. Ziebell – 40%.
(5)	Amounts shown in this column reflect the value of unvested stock options and market value of unvested restricted stock units and performance stock units that would have accelerated if the NEO’s employment was terminated on April 30, 2023 in connection with a change-in-control. Per the terms of the 2018 Plan, unvested performance stock units vest at an assumed achievement of all relevant performance goals at the target level. Values were derived using $18.05, the closing price of our Common Stock on the Nasdaq Stock Market on the last trading day of our fiscal year ended April 30, 2023. For stock options, this value equals the difference between the closing market price of $18.05 or our Common Stock and the exercise price, multiplied by the number of option shares subject to accelerated vesting upon termination.
(6)	Represents estimated payments to reimburse executive’s monthly benefits premiums for continued group health, dental, and vision benefits in addition to premiums for disability and term life insurance during the twenty-four (24) severance period. Amounts were calculated based on current premiums paid for executive’s benefits.

Payments upon Death or Disability

In the event of the death or disability of Mr. Hart or Mr. Ziebell, as defined in their employment agreements, the Company will not pay any further compensation or benefits after such event other than the payment by the Company of group insurance benefits previously provided to such executive officers for a period of twelve (12) months. Amounts were calculated based on current premiums paid for executive’s benefits as follows:

Named Executive Officer	Group Benefits
Daniel R. Hart	$42,257
Mark R. Ziebell	$42,257

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Payments upon Executive’s Voluntary Resignation with Extended Notice Period

In the event that Mr. Ziebell voluntarily resigns, and in connection therewith provides ninety (90) days’ advance written notice (the “Extended Notice Period”) to the Company, the Company will pay Mr. Ziebell’s base salary then in effect and shall continue to provide other contractual benefits including group insurance benefits during the Extended Notice Period and for a period of six (6) months following the Extended Notice Period, provided Mr. Ziebell makes himself telephonically available to the Board of Directors and the Company’s executive team for up to two hours per week.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended April 30, 2023, the following non-employee directors served on the Compensation Committee of the Board of Directors: Dr. Catherine J. Mackey, Mr. Gregory P. Sargen and Ms. Jeanne A. Thoma. There are not currently, and during the fiscal year ended April 30, 2023, there were not, any interlocks of executive officers or directors of the Company serving on the compensation committee or equivalent committee of another entity, which has any director or executive officer serving on the Compensation Committee, other committees or the Board of Directors.

Certain Relationships and Related Transactions

Except for the compensation arrangements between us and our executive officers and directors described above under “Compensation Discussion and Analysis,” since May 1, 2022, we have not been a party to any transactions involving more than $120,000 and in which any director, nominee for director, executive officer, holder of more than 5% of our Common Stock or any immediate family member of the foregoing has a direct or indirect material interest, nor are any such transactions currently proposed.

The Audit Committee’s charter requires that it review and approve any related-party and conflicts of interest transactions. In considering related-party transactions, the Audit Committee would consider the relevant available facts and circumstances, including, but not limited to, (i) the risks, costs and benefits to us, (ii) the impact on a director’s independence in the event the related party is a director, immediate family member of a director or an entity with which a director is affiliated, (iii) the terms of the transaction, (iv) the availability of other sources for comparable services or products, and (v) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. In determining whether to approve, ratify or reject a related-party transaction, the Audit Committee evaluates whether, in light of known circumstances, the transaction is in, or is inconsistent with, our best interests and those of our stockholders.

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Compensation Committee Report

The Report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee of our Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee of the Board of Directors

Catherine J. Mackey, Ph.D. (Chair of the Compensation Committee)

Jeanne A. Thoma

Gregory P. Sargen

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CEO PAY RATIO

As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees (excluding Nicholas S. Green, our CEO on April 30, 2023) and the annual total compensation of our CEO. The pay ratio included below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For fiscal year 2023, the median of the annual total compensation for our employees (other than our CEO) was $104,595, and the annual total compensation of our CEO, as reported in the Summary Compensation Table above was $6,461,784. Based on this information, for fiscal year 2023 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our employees was approximately 62 to 1.

We took the following steps to identify the employee at the median of the annual total compensation of all our employees (other than our CEO), as well as to determine the annual total compensation of our median employee and our CEO:

1.	We determined that, as of April 30, 2023, our entire employee population consisted of 365 individuals. To identify the median employee from our employee population, we used the amount of “gross wages” for the employees as reflected in our payroll records for the fiscal year ended April 30, 2023. For gross wages, we generally used the total amount of compensation the employees were paid before any taxes, deductions, insurance premiums, and other payroll withholding. We did not use any statistical sampling techniques.

2.	For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for fiscal year 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K promulgated under the Exchange Act, and then added the approximate value of the employee’s medical benefits, resulting in annual total compensation of $104,595.

3.	For the annual total compensation of our CEO, we used the amount reported in the “Total” column of our Summary Compensation Table for fiscal year 2023.

The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ration. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above.

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Pay Versus Performance

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee views the link between the Company’s performance and its NEOs’ pay. For a discussion of how the Company views its executive compensation structure, including alignment with Company performance, see “Compensation Discussion and Analysis” above.

The use of the term compensation actually paid, or CAP, is required by the SEC’s rules. Neither CAP nor the total amount reported in the Summary Compensation Table reflect the amount of compensation actually paid, earned or received during the applicable fiscal year. Per SEC rules, CAP was calculated by adjusting the Summary Compensation Table totals for the applicable fiscal year as described in the footnotes to the following table.

Pay Versus Performance Table

							Value of Initial Fixed $100 Investment Based on:
Fiscal Year (a)	Summary Compensation Table Total for First PEO(1) (b)($)	Summary Compensation Table Total for Second PEO(1) (b)($)	Compensation Actually Paid to First PEO(2) (c)($)	Compensation Actually Paid to Second PEO(2) (c)($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) (d)($)	Average Compensation Actually Paid to Non-PEO NEOs(3) (e)($)	Total Shareholder Return(4) (f)($)	Peer Group Total Stockholder Return(5) (g)($)	Net Income (h)($ in 000’s)	Revenue (i)($ in 000’s)(6)
2023	—	6,461,784	—	7,893,707	1,426,892	1,979,765	295.90	149.87	560	149,266
2022	—	6,181,824	—	3,173,970	1,679,458	488,844	220.66	140.06	127,672	119,597
2021	926,201	2,845,283	3,504,213	5,855,070	1,203,559	3,735,263	350.90	115.50	11,212	95,868

(1)	During fiscal year 2021, Mr. Hancock served as our Principle Executive Officer ("First PEO”) until July 30, 2020. Mr. Green became our PEO (“Second PEO”) during fiscal year 2021 on July 30, 2020.
(2)	The following table sets forth the adjustments made during the fiscal year presented to arrive at CAP to our First PEO during the fiscal year:

Fiscal Year 2021($)
Summary Compensation Table (SCT) Total Compensation for First PEO	926,201
Deduct for amounts reported under “Stock Awards” and “Option Awards” in SCT	(650,066)
Fair value as of fiscal year-end of equity awards granted during the fiscal year that remain unvested	2,509,152
Change in fair value of outstanding prior fiscal years’ equity awards that remain unvested as of fiscal year-end	706,862
Fair value on vesting date for awards granted and vested in the same fiscal year	–
Change in fair value from prior fiscal year-ended to vesting date of prior years’ awards that vested during the fiscal year	12,064
Fair value as of prior fiscal year-end of equity awards granted in prior fiscal years that failed to meet applicable vesting conditions during fiscal year	–
Compensation Actually Paid (CAP) to First PEO	3,504,213

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The following table sets forth the adjustments made during each fiscal year presented to arrive at CAP to our Second PEO during each fiscal year:

	Fiscal Year 2023($)	Fiscal Year 2022($)	Fiscal Year 2021($)
SCT Total Compensation for Second PEO	6,461,784	6,181,824	2,845,283
Deduct for amounts reported under “Stock Awards” and “Option Awards” in SCT	(5,112,128)	(4,642,450)	(1,436,153)
Fair value as of fiscal year-end equity awards granted during the fiscal year that remain unvested	3,770,410	1,775,441	4,445,940
Change in fair value of outstanding prior fiscal years’ equity awards that remain unvested as of fiscal year-end	870,673	(1,301,754)	–
Fair value on vesting date for awards granted and vested in the same fiscal year	1,316,033	930,938	–
Change in fair value from prior fiscal year-ended to vesting date of prior years’ awards that vested during the fiscal year	979,038	229,971	–
Fair value as of prior fiscal year-end of equity awards granted in prior fiscal years that failed to meet applicable vesting conditions during fiscal year	(392,103)	–	–
CAP to Second PEO	7,893,707	3,173,970	5,855,070

(3)	The following table sets forth the adjustments made during each fiscal year presented to arrive at average CAP for our Non-PEO NEOs as a group for each fiscal year:

	Fiscal Year 2023($)	Fiscal Year 2022($)	Fiscal Year 2021($)
Average SCT Total Compensation for Non-PEO NEOs	1,426,892	1,679,458	1,203,559
Deduct for amounts reported under “Stock Awards” and “Option Awards” in SCT	(806,364)	(923,180)	(400,045)
Fair value as of fiscal year-end equity awards granted during the fiscal year that remain unvested	594,743	353,069	1,426,623
Change in fair value of outstanding prior fiscal years’ equity awards that remain unvested as of fiscal year-end	310,754	(961,026)	1,478,099
Fair value on vesting date for awards granted and vested in the same fiscal year	207,565	185,111	–
Change in fair value from prior fiscal year-ended to vesting date of prior years’ awards that vested during the fiscal year	324,766	155,412	27,027
Fair value as of prior fiscal year-end of equity awards granted in prior fiscal years that failed to meet applicable vesting conditions during fiscal year	(78,593)	–	–
Average CAP to Non-PEO NEOs	1,979,763	488,844	3,735,263

The Non-PEO NEOs included in average compensation shown in columns (d) and (e) above are as follows:

Fiscal Year 2023	Fiscal Year 2022	Fiscal Year 2021
Daniel R. Hart	Daniel R. Hart	Daniel R. Hart
Matthew R. Kwietniak	Mark R. Ziebell	Mark R. Ziebell
Richard A. Richieri
Mark R. Ziebell

(4)	This column represents cumulative Company total shareholder return (“TSR”). TSR is calculated by dividing the sum of the cumulative amount of dividends for each measurement period (fiscal 2021, fiscals 2021-2022 and fiscals 2021-2023), assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(5)	This column represents cumulative peer group TSR computed in accordance with Note (4). The peer group used for this purpose is the Nasdaq U.S. Benchmark Pharmaceuticals TR Index, which we also use for purposes of the stock performance graph included in our Annual Report for the year ended April 30, 2023, reflected as of the end of each respective fiscal year.
(6)	SEC rules require us to designate a “company-selected measure” that in our assessment represents the most important financial performance measure (that is not TSR or net income) used by the Company to link the CAP of our NEOs, for the most recently completed fiscal year, to our performance. We selected Revenue as this measure for fiscal year 2023 as reflected in column (i) in the first table above. Revenue is a Generally Accepted Accounting Principle measure reported in the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2023. This performance measure may not have been the most important financial performance measure for fiscal years 2022 and 2021 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

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Tabular List of Financial Performance Measures

Following is an unranked list of the Avid financial performance measures we consider most important in linking the compensation actually paid to our Named Executive Officers for fiscal year 2023 with Avid’s performance.

•	Revenue (as used in our Annual Cash Bonus Plan and Annual LTI Awards)

•	Adjusted EBITDA (as defined in the discussion of our Annual Cash Bonus Plan included in the Compensation Discussion and Analysis above and as used in our Annual Cash Bonus Plan)

•	Backlog (as defined in the discussion of our Annual Cash Bonus Plan included in the Compensation Discussion and Analysis above and as used in our Annual Cash Bonus Plan)

•	Adjusted Net Income (as used in our Annual LTI)

In addition to the financial performance measures listed above, we view our stock price, upon which the value of all of our equity awards is dependent, as a key performance-based component of our executive compensation program in order to further align the interests of our senior management with the interests of our stockholders.

Pay Versus Performance: Graphical Description

The illustrations below provide a graphical description of the relationship between CAP (as calculated in accordance with the SEC rules) and the following measures:

•	The Company’s cumulative TSR and the Peer Group’s cumulative TSR;

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•	The Company’s Net Income; and

•	The Company’s Selected Measure, for which we have selected Revenue.

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Other Matters

Other Matters

Neither the Board of Directors nor the management knows of any other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named on the proxy card will vote on those matters in accordance with their best judgment.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K, as filed with the SEC (exclusive of Exhibits), will be furnished by first class mail, within one business day of receipt of request, without charge to any person from whom the accompanying proxy is solicited upon written request to Avid Bioservices, Inc., Attention: Corporate Secretary, 14191 Myford Road, Tustin, California 92780. If Exhibit copies are requested, a copying charge of $0.20 per page will be made. In addition, all of the Company’s public filings, including the Annual Report on Form 10-K, can be found on our website at www.avidbio.com.

By Order of the Board of Directors /s/ Mark R. Ziebell Mark R. Ziebell Vice President, General Counsel and Corporate Secretary

August 28, 2023

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AVID BIOSERVICES, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on October 22, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CDMO2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on October 22, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V21210-P97492 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVID BIOSERVICES, INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Esther M. Alegria, PhD
02) Joseph Carleone, PhD
03) Nicholas S. Green
04) Richard B. Hancock
05) Catherine J. Mackey, PhD
06) Gregory P. Sargen
07) Jeanne A. Thoma

The Board of Directors recommends a vote FOR proposals 2 and 3.

The Board of Directors recommends a vote FOR "1 Year" in proposal 4.

	1 Year	2 Years	3 Years	Abstain
4. Proposal to approve, by an advisory vote, the frequency of holding future advisory votes on the compensation of the named executive officers.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V21211-P97492

AVID BIOSERVICES, INC.
Annual Meeting of Stockholders
October 23, 2023 10:00 AM, Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Nicholas S. Green and Daniel R. Hart, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AVID BIOSERVICES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Pacific Time on October 23, 2023, via the Internet at a virtual web conference at www.virtualshareholdermeeting.com/CDMO2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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